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                                                                     Exhibit 4.1

                       PREFERRED STOCK PURCHASE AGREEMENT

         This Preferred Stock Purchase Agreement (the "Agreement") is made and entered into as of the 11th day of June 1999, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation ("Seller"), and LB I GROUP INC. (Lehman Brothers Group Inc.), a Delaware corporation ("Purchaser").

         In consideration of the mutual promises and covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       BASIC TRANSACTION

                  1.1 Authorization of the Securities. Seller has authorized the issuance and sale to Purchaser of an aggregate of up to 80,000 shares (the "Shares") of its Class B Series 2 Convertible Preferred Stock, no par value (the "Preferred Stock"), having all of the powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions of such preferences and rights set forth in the Certificate of Amendment to the Certificate of Incorporation of Seller (the "Certificate of Amendment") attached hereto as Exhibit A, for a purchase price of $100.00 per share of Preferred Stock (the "Purchase Price"). In connection with the consummation of the sale of the Shares pursuant to this Agreement, Seller shall issue to Purchaser warrants ("Warrants") to purchase the number of shares of Seller's common stock, $.001 par value ("Common Stock"), as set forth in, and subject to the terms and conditions of, the Warrant Agreement, by and among Seller and Purchaser (the "Warrant Agreement") in the form attached hereto as Exhibit B (the Shares and the Warrants are hereafter collectively referred to as the "Securities").

                  1.2 Issuance of the Securities. Subject to the terms and conditions hereof and the Warrant Agreement and in reliance upon the representations, warranties, covenants and agreements contained herein and therein, Seller will issue, sell and deliver the Securities to Purchaser, and Purchaser will purchase the Securities from Seller, in each case at an Initial Closing (as hereinafter defined) and a Second Closing (as hereinafter defined), if any. At the Initial Closing and Second Closing, if any, Purchaser shall purchase the number of Shares and be issued the number of Warrants set forth opposite its name on Schedule 1.2 annexed hereto for the aggregate Purchase Price set forth next to Purchaser's name on Schedule 1.2 annexed hereto; provided, however Seller shall not be obligated to sell any Securities unless all of the Shares and all of the Warrants set forth next to Purchaser's name on
Schedule 1.2 annexed hereto are purchased by Purchaser at the Initial Closing and the Second Closing, if any, and provided, further, that the number of Warrants to be issued at the Second Closing is subject to adjustment under the circumstances described in the second sentence of Section 3 of the Warrant Agreement.


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         2.       CLOSING

                  2.1 Time and Place. The closing of the transaction contemplated by Section 1.2 above shall take place in the following manner:

                  (a)(i) The closing of the purchase and sale of the Securities set forth on Schedule 1.2 to be effected at the initial closing (the "Initial Closing") shall take place on June 14, 1999, at 5:00 P.M. at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, or at such other time and location as the parties hereto may otherwise agree.

                  (ii) At the Initial Closing, Seller shall deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser at the Initial Closing, duly executed on behalf of Seller and registered in the name of Purchaser in the denomination set forth on Schedule 1.2 and a Warrant Certificate in the form of Exhibit A to the Warrant Agreement duly executed on behalf of Seller and registered in the name of Purchaser in the denomination set forth on Schedule 1.2 with respect to the Initial Closing. Delivery of such certificates to Purchaser shall be made against receipt by Seller from Purchaser of the aggregate Purchase Price to be paid by Purchaser at the Initial Closing, which shall be paid by wire transfer of immediately available funds in such amount to an account designated by Seller at least three business days prior to the Initial Closing.

                  (iii) The obligation of Purchaser hereunder to acquire and pay for the Securities is subject to the satisfaction (or waiver by Purchaser) at or before the Initial Closing of each of the following conditions:

                  (A) The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the date when made and as of the date of the Initial Closing as though made on and as of such date and Purchaser shall have received a certificate, dated the date of the Initial Closing and signed by the Chief Executive Officer of Seller, to such effect.

                  (B) Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Amendment and the Warrant Agreement to be performed, satisfied or complied with by Seller at or prior to the date of the Initial Closing and Purchaser shall have received a certificate, dated the date of the Initial Closing and signed by the Chief Executive Officer of Seller, to such effect.

                  (C) No suit, action or other proceeding shall have been commenced (and be pending) by any governmental authority or self-regulatory agency which seeks to restrain or prohibit or questions the validity or legality of the transactions


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contemplated by this Agreement, the Certificate of Amendment and the Warrant
Agreement, nor shall any such suit, action or proceeding be threatened.

                  (D) The trading in the Common Stock shall not have been suspended for a continuous period in excess of two (2) full trading days, and such shares shall have been, and on the date of the Initial Closing will be, listed for trading on the Nasdaq SmallCap Market.

                  (b) (i) Subject to the satisfaction of the conditions set forth in Section 2.1(b)(iii), the closing of the purchase and sale of the Securities set forth on Schedule 1.2 to be effected at the second closing (the "Second Closing") shall take place on the second business day after the satisfaction of the last to be satisfied of such conditions at 10:00 A.M. at the offices of Patterson, Belknap, Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, or at such other time and location as the parties hereto may otherwise agree.

                  (ii) At the Second Closing, Seller shall deliver to Purchaser a certificate representing the Shares to be purchased by Purchaser at the Second Closing, duly executed on behalf of Seller and registered in the name of Purchaser in the denomination set forth on Schedule 1.2 and a Warrant Certificate in the form of Exhibit A to the Warrant Agreement duly executed on behalf of Seller and registered in the name of Purchaser in the denomination set forth on Schedule 1.2 with respect to the Second Closing; provided, however, that the number of Warrants to be issued at the Second Closing is subject to adjustment under the circumstances described in the second sentence of Section 3 of the Warrant Agreement. Delivery of such certificates to Purchaser shall be made against receipt by Seller from Purchaser of the aggregate Purchase Price to be paid by Purchaser at the Second Closing, which shall be paid by wire transfer of immediately available funds in such amount to an account designated by Seller at least three business days prior to the Second Closing.

                  (iii) Purchaser's obligation to purchase the Shares to be sold at the Second Closing and receive the Warrants to be issued at the Second Closing shall be subject to the satisfaction (or waiver by Purchaser) of the following conditions on or before December 15, 1999:

                  (A) Seller shall have effected the registration under the Securities Act of 1933, as amended (the "Securities Act"), of the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants in connection with the proposed resale of such shares of Common Stock by Purchaser.

                  (B) An agreement shall be signed and in effect with Datex-Ohmeda, Inc. or another major distributor for the distribution and marketing of Seller's Colormate(Registered) TLc-BiliTest System(Trademark); and


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                  (C) The representations and warranties of Seller contained herein shall be true and correct in all material respects as of the date when made and as of the date of the Second Closing as though made on and as of such date and Purchaser shall have received a certificate, dated the date of the Second Closing and signed by the Chief Executive Officer of Seller, to such effect.

                  (D) Seller shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement, the Certificate of Amendment and the Warrant Agreement to be performed, satisfied or complied with by Seller at or prior to the date of the Second Closing and Purchaser shall have received a certificate, dated the date of the Second Closing and signed by the Chief Executive Officer of Seller, to such effect.

                  (E) No suit, action or other proceeding shall have been commenced (and be pending) by any governmental authority or self-regulatory agency which seeks to restrain or prohibit or questions the validity or legality of the transactions contemplated by this Agreement, the Certificate of Amendment and the Warrant Agreement, nor shall any such suit, action or proceeding be threatened.

                  (F) The trading in the Common Stock shall not have been suspended for a continuous period in excess of two (2) full trading days, and such shares shall have been, and on the date of the Second Closing will be, listed for trading on the Nasdaq SmallCap Market or the Nasdaq National Market.

                  (iv) Seller's obligation to sell the Shares to be sold at the Second Closing and issue the Warrants to be issued at the Second Closing shall be subject to the satisfaction of the following conditions (which may be waived by Seller in its sole discretion; provided, however, Seller shall provide Purchaser with written notice, within ten (10) business days of the Effectiveness Date of the Registration Statement (as such terms are defined herein), of such waiver and the Second Closing shall occur within six (6) business days of the date on which Purchaser receives such notice):

                  (A) The conversion price per share of Common Stock for the Shares to be sold at the Second Closing, calculated in accordance with the provisions of the Certificate of Amendment, shall not be less than the conversion price per share of Common Stock for the Shares sold at the Initial Closing; and

                  (B) The exercise price per share of Common Stock for the Warrants to be issued at the Second Closing, calculated in accordance with the provisions of the Warrant Agreement, shall not be less than the exercise price per share of Common Stock for the Warrants issued at the Initial Closing.



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                  2.2      Additional Closing Deliveries.

                  (a) Seller will deliver the following to Purchaser at the Initial Closing:

                           (i) A copy of the Certificate of Amendment, duly certified by the Secretary of State of the State of New York;

                           (ii) A counterpart copy of the Warrant Agreement duly executed on behalf of Seller; and

                           (iii) A certificate of the Secretary of Seller, dated the date of the Initial Closing, certifying that attached thereto is a true and complete copy of (a) Seller's bylaws, as amended and in effect on the date of such certificate, (b) Seller's Certificate of Incorporation, as amended and in effect on the date of such certificate and (c) a resolution adopted by Seller's Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the filing of the Certificate of Amendment, and that such resolution has not been modified, rescinded or amended and is in full force and effect.

                  (b) Purchaser will deliver to Seller at the Initial Closing a counterpart copy of the Warrant Agreement duly executed by Purchaser.

                  (c) The deliveries referred to in clauses (a) and (b) of this Section 2.2 shall take place simultaneously with one another, and are conditions precedent to the effectiveness of this Agreement.

         3.       REPRESENTATIONS AND WARRANTIES OF SELLER.

                  In order to induce Purchaser to enter into this Agreement and purchase the Securities, Seller represents and warrants to Purchaser as follows:

                  3.1 Organization, Good Standing and Corporate Power. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of New York, with all requisite corporate power and authority to own its properties and to conduct its business as presently conducted. Seller is qualified to do business and is in good standing (or has active status) in each jurisdiction in which the failure to be so qualified is reasonably likely to have a Material Adverse Effect (as hereinafter defined). Seller has all requisite corporate power and authority to enter into this


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Agreement and to perform its obligations hereunder, including, without limitation, the issuance and sale of the Securities.

                  3.2 Due Authorization; Enforceability; No Conflicts. Seller has taken all corporate and stockholder action necessary to authorize the execution, delivery and performance by it of this Agreement. Assuming the due execution and delivery of this Agreement by Purchaser, this Agreement constitutes a valid and binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors' rights generally, the availability of equitable remedies and to general equity principles. The execution, delivery and performance by Seller of this Agreement and compliance by Seller with the terms hereof will not violate, conflict with or cause an event of default under Seller's Certificate of Incorporation, the Certificate of Amendment or Seller's Bylaws, or any resolutions of Seller's Board of Directors or stockholders or any agreement, instrument, judgment, order, law, rule or regulation applicable to Seller or by which Seller is bound or to which any of Seller's properties are subject, except where such violation, conflict or event of default would not result in a material adverse effect on Seller's business, financial condition, results of operations or properties (a "Material Adverse Effect"). The Shares, upon issuance in accordance with the terms of this Agreement, and the Warrants, upon issuance in accordance with the terms of the Warrant Agreement, are and will continue upon issuance to be duly authorized and reserved, validly issued, fully-paid and nonassessable and free of any liens, claims or encumbrances and rights of first refusal ("Encumbrances") other than the terms and provisions of the Certificate of Amendment, the Warrant Agreement and restrictions imposed by applicable federal and state securities laws.

                  3.3 Capitalization. The authorized capital stock of Seller consists of (a) 1,400,000 shares of Class A preferred stock, par value $.01 per share (the "Class A Preferred Stock"), of which 1,380,000 shares are issued and outstanding, (b) 10,000,000 shares of Class B preferred stock, no par value, of which (x) 500,000 shares have been designated Class B Series 1 Preferred Stock, par value $.001 per share, no shares of which are issued and outstanding, and
(y) 80,000 shares have been designated as Preferred Stock, all of such Preferred Stock will be outstanding upon the issuance of the Shares to be sold to Purchaser hereunder and (c) 50,000,000 shares of Common Stock, of which 15,481,242 shares are issued and outstanding. Except with respect to the Securities or as set forth on Schedule 3.3 annexed hereto, there are no outstanding subscriptions, rights, options, warrants, conversion rights, agreements or other claims for the purchase or acquisition from Seller of any shares of its capital stock or obligating Seller to issue, repurchase, register or otherwise acquire, any shares of its capital stock or any securities convertible into, exercisable or exchangeable for, or otherwise entitling the holder to acquire, any shares of capital stock of Seller.



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                  3.4 Reports and Financial Statements. Seller has previously furnished Purchaser with true and complete copies, as amended or supplemented, of its (i) Annual Report on Form 10-K for the year ended December 31, 1998 as filed with the Securities and Exchange Commission ("SEC"), (ii) proxy statements relating to all meetings of its shareholders (whether annual or special) since January 1, 1998 and (iii) all other reports or registration statements filed by Seller with the SEC since January 1, 1998 (such reports, registration statements and other filings, together with any amendments or supplements thereto, are collectively referred to as the "Seller Commission Filings"). Seller Commission Filings constituted all of the documents required to be filed by Seller with the SEC since January 1, 1998. As of their respective dates, such Seller Commission Filings (as amended or supplemented) complied in all material respects with the requirements of the Securities Act and the Securities Exchange Act of 1934 and the rules and regulations of the SEC promulgated thereunder, and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements and any unaudited interim financial statements of Seller included in such Seller Commission Filings comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and have been prepared in accordance with United States generally accepted accounting principles (except as may be indicated therein or in the notes thereto and, in the case of the quarterly financial statements, as permitted by Form 10-Q of the Securities Exchange Act of 1934) and fairly present the financial position of Seller at the dates thereof and the results of its operations and its cash flows for the periods then ended.

                  3.5 Absence of Certain Changes or Events. Except as publicly disclosed prior to the date of this Agreement or as otherwise contemplated by this Agreement, since December 31, 1998, there has not been any material adverse change or material adverse development in the financial condition or in the results of operations or the business, properties, assets or liabilities of Seller or, in so far as can reasonably be foreseen, prospects of Seller.

                  3.6 Information in the Registration Statement. None of the information relating to Seller, its officers or directors, supplied by Seller for inclusion or incorporation by reference in the registration statement to be filed with the SEC by Seller pursuant to Section 6.1 hereof (the "Registration Statement") or any amendments or supplements thereto, will, at the time it becomes effective under the Securities Act and at the effective date, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the effective date any event with respect to Seller, its officers or directors should occur which is required to be described in an


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amendment, or a supplement to, the Registration Statement, such event shall be so described and such description in such amendment or supplement of such information will not contain any statement which, at the time and in light of circumstances under which it is made, is false or misleading with respect to any material fact or omits to state any material fact required to be stated therein or in the Registration Statement or necessary to make the statements therein or in the Registration Statement not false or misleading.

                  3.7 Compliance With Laws. The conduct of the business of Seller complies in all material respects with all statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto. Seller has not received notice of any alleged material violation of any statute, law, regulation, ordinance, rule, judgment, order or decree from any governmental authority applicable to Seller or any of its assets or properties which has not been satisfactorily disposed of.

                  3.8 Consents. No consent or waiver of, order or approval by, or filing with any governmental authority or other third party is required in connection with Seller's execution, delivery and performance of this Agreement, including the issuance of the Shares to Purchaser hereunder except as otherwise contemplated by Section 6.1 hereof.

                  3.9 Litigation Proceedings. Except as set forth on Schedule
3.9 annexed hereto, there is no action, suit, notice of violation, proceeding or investigation pending or, to the knowledge of Seller, threatened against or affecting Seller or any of its properties before or by any court, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign) which (i) adversely affects or challenges the legality, validity or enforceability of any of this Agreement, the Certificate of Amendment or the Warrant Agreement and (ii) could reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

                  3.10 No Default or Violation. Seller (i) is not in default under or in violation of any indenture, loan or other credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound, (ii) is not in violation of any order of any court, arbitrator or governmental body applicable to it, (iii) is not in violation of any statute, rule or regulation of any governmental authority to which it is subject or (iv) is not in default under or in violation of its Certificate of Incorporation, Bylaws or other organizational documents, respectively, except in each case for defaults and violations which individually or in the aggregate will not have a Material Adverse Effect. The business of Seller is not being conducted, and shall not be conducted in violation of any law, ordinance, rule or regulation of any governmental entity, except where such violations have not resulted or would not reasonably result, individually or in the aggregate, in a Material Adverse Effect. Seller is not in breach of


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any agreement where such breach, individually or in the aggregate, would have a
Material Adverse Effect.

                  3.11 Private Offering. Neither Seller nor any person acting on its behalf has taken or will take any action which might subject the offering, issuance or sale of the Securities to Purchaser hereunder to the registration requirements of the Securities Act. The offer, sale and issuance of the Securities to Purchaser will not be integrated with any other offer, sale and issuance of Seller's securities (past, current, or future) under the Securities Act or any regulations of any exchange or automated quotation system on which any of the securities of Seller are listed or designated or for purposes of any stockholder approval provision applicable to Seller or its securities. Subject to the accuracy and completeness of the representations and warranties of Purchaser contained in Article IV hereof, the offer, sale and issuance by Seller to Purchaser of the Securities hereunder is exempt from the registration requirements of the Securities Act.

                  3.12 Investment Company. Seller is not, and is not controlled by or under common control with an affiliate of an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3.13 Solicitation Materials. Seller has not (i) distributed any offering materials in connection with the offering and sale of the Securities to Purchaser hereunder or (ii) solicited any offer to buy or sell the Securities hereunder by means of any form of general solicitation or advertising.

                  3.14 Form S-3 Eligibility. Seller is, as of the date of the Initial Closing, eligible to register securities for resale with the SEC under Form S-3 promulgated under the Securities Act.

                  3.15 Listing and Maintenance Requirements Compliance. Seller has not in the two years preceding the date hereof received written notice from any stock exchange or market on which the Common Stock is or has been listed (or on which it has been quoted) to the effect that Seller is not in compliance with the listing or maintenance requirements of such exchange or market.

                  3.16 Registration Rights; Rights of Participation. Except as set forth on Schedule 3.16 annexed hereto, Seller has not granted or agreed to grant to any person any rights (including "piggy-back" registration rights) to have any securities of Seller registered with the SEC or any other governmental authority which as not been satisfied, and no person, including, but not limited to, current or former stockholders of Seller, underwriters, brokers or agents, has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement, the Certificate of Amendment or the Warrant Agreement.



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                  3.17 Firpta. Seller is not a "United States real property
holding corporation" within the meaning of Section 847(c)(2) of the Internal Revenue Code of 1986, as amended.

         4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER

                  In order to induce Seller to enter into this Agreement and issue the Securities, Purchaser represents and warrants to Seller as follows:

                  4.1 Organization, Good Standing and Corporate Power. Purchaser is a corporation duly formed, validly existing and in good standing under the laws of the State of its organization, with all requisite corporate power and authority to own its properties, conduct its business, enter into this Agreement and perform its obligations hereunder.

                  4.2 Due Authorization; Enforceability; No Conflicts. Purchaser has taken all corporate action necessary to authorize the execution, delivery and performance by it of this Agreement. Assuming the due execution and delivery of this Agreement by Seller, this Agreement constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to the enforcement of creditors' rights generally, the availability of equitable remedies and general equity principles. The execution, delivery and performance by Purchaser of this Agreement and compliance by Purchaser with the terms hereof will not violate, conflict with or cause an event of default under Purchaser's Certificate of Incorporation or any other agreement, instrument, judgment, order, law, rule or regulation by which Purchaser is bound or to which any properties of Purchaser are subject.

                  4.3 Accredited Investor. Purchaser represents that it is an "accredited investor" as that term is defined in Rule 501(a) under the Securities Act.

                  4.4 Suitability as an Investor. Purchaser represents that it can bear the economic risk of its investment in the Securities of Seller and is investing in its own name and for its own account.

                  4.5 Investment. Purchaser is acquiring the Securities for investment for its own account and not with a present view to, or for resale in connection with, any distribution thereof. Purchaser understands that the Shares and the shares of Common Stock issuable upon conversion thereof have not been registered under the Securities Act or applicable state securities laws by reason of certain exemptions from the registration provisions thereof that depend upon, among other things, the truth and accuracy of Purchaser's representations and warranties herein; provided, however, that


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by making the representations herein, Purchaser does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the Securities Act.

                  4.6 Restricted Transferability. Purchaser acknowledges that the Shares and the shares of Common Stock issuable upon conversion thereof are being offered and sold hereunder in a private placement that is exempt from the registration requirements of the Securities Act and that certificates for such Shares will bear the legend referred to in Section 6.2 below.

                  4.7 Risk of Investment. Purchaser recognizes, acknowledges and warrants that it has such knowledge and experience in business and financial affairs as to be capable of evaluating the merits and risks of the investment in the Securities of Seller contemplated hereby and is aware of the speculative nature of and risks of loss associated with such investment. Purchaser recognizes, acknowledges and warrants that Seller has made available to it, at a reasonable time prior to the Initial Closing under this Agreement, the opportunity to ask questions and receive answers concerning the terms and conditions of the Securities and to obtain any additional information which Seller possesses which Purchaser judges necessary to evaluate its investment in the Securities. The financial situation of Purchaser enables it to bear the risks of this investment in the Securities and, at the present time, Purchaser is able to afford a complete loss of such investment.

         5.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                  INDEMNIFICATION

                  (a) The representations and warranties of Seller set forth in
Section 3 shall survive until December 31, 2000. The representations and warranties of Purchaser set forth in Section 4 shall survive until December 31, 2000.

                  (b) Indemnification. In consideration of Purchaser's execution and delivery of this Agreement and acquiring the Securities hereunder and in addition to all of Seller's other obligations under this Agreement, the Certificate of Amendment and the Warrant Agreement, Seller shall defend, protect, indemnify and hold harmless Purchaser, its past and present affiliates and their successors and assigns (in accordance with the provisions of Section
7.5 hereof), each other holder of the Securities and all of their stockholders, officers, directors, employees and direct or indirect investors and any of the foregoing person's agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, proceedings, costs (as incurred), penalties, fees (including reasonable legal fees and expenses), liabilities and damages,


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and expenses in connection therewith (including costs, fees and expenses incurred by an Indemnitee in connection with any action, suit or proceeding to which the Indemnitee is not a named party if such costs, fees or expenses relate to, or are incurred in connection with, a request made by or on behalf of Seller), and including interest, penalties and attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any material misrepresentation or breach of any representation or warranty made by Seller in this Agreement, the Certificate of Amendment or the Warrant Agreement, or any other certificate, instrument or document contemplated hereby or thereby, (b) any material breach of any covenant, agreement or obligation of Seller contained in this Agreement, the Certificate of Amendment or the Warrant Agreement, or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made, other than by Seller, against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of this Agreement, the Certificate of Amendment or the Warrant Agreement; provided, however, that in the absence of fraud the aggregate amount of claims for which Seller may be liable under this Section 5(b) shall not exceed the Purchase Price received by the Seller for the Securities. The indemnification obligations of Seller under this paragraph shall be in addition to any liability which Seller may otherwise have, shall extend upon the same terms and conditions to any affiliate of Purchaser and partners, directors, agents, employees and controlling persons (if any), as the case may be, of Purchaser and any such affiliate, and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of Seller, Purchaser and any such affiliate and any such person. Seller also agrees that neither Purchaser nor any such affiliates, partners, directors, agents, employees or controlling person shall have any liability to Seller or any person asserting claims on behalf of or in right of Seller in connection with or as a result of the consummation of this Agreement, the Certificate of Amendment or the Warrant Agreement except to the extent that any losses, claims, damages, liabilities or expenses incurred by Seller result from the gross negligence or willful misconduct of Purchaser or such entity in connection with the transactions contemplated by this Agreement, the Certificate of Amendment or the Warrant Agreement. To the extent that the foregoing undertaking by Seller may be unenforceable for any reason, Seller shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

                  (c) Purchaser agrees to indemnify and hold Seller harmless from and against all damages, losses or expenses (including, but not limited to, reasonable attorneys' fees) incurred, suffered or paid, directly or indirectly, by Seller arising out of the failure of any representation and warranty made by Purchaser in this Agreement to be true and correct in all material respects as of the Initial Closing and the Second Closing; provided, however, that the aggregate amount of claims for which Purchaser may be liable under this Section 5(c) shall not exceed the Purchase Price paid for the Securities.

         6.       SECURITIES ACT MATTERS

                  6.1      Securities Act Registration

                           (a)      Seller shall, at Seller's expense, register
under the Securities Act the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants (collectively, the "Registrable Securities") and in that connection shall file, by no later than June 24, 1999 (the "Filing Date"), a registration statement with respect to the Registrable Securities with the SEC (the "Registration Statement"). Seller shall use its commercially reasonable best efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event on or prior the that date which is one hundred twenty (120) days from the filing date (the "Effectiveness Date"). The number of shares of Common Stock included in the Registration Statement shall at all times be at least equal to 100% of the sum of the number of shares that are then issuable upon conversion of the Shares and exercise of the Warrants, without regard to any limitation on Purchaser' ability to convert the Shares or exercise the Warrants. Notice of effectiveness of the Registration Statement shall be furnished promptly to Purchaser. Seller shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement and from time to time will amend or supplement such Registration Statement and the prospectus contained therein as and to the extent necessary to comply with the Securities Act to permit the sale of the Registrable Securities by Purchaser. Seller shall use its commercially reasonable best efforts to maintain the effectiveness of the Registration Statement with respect to the Registrable Securities until all of the Registrable Shares have been sold by Purchaser pursuant thereto or such date as all of the Registrable Securities may be sold by Purchaser without registration.

                           (b)      As a condition to the inclusion of the
Registrable Securities in the Registration Statement, Purchaser will furnish to Seller such information with respect to Purchaser as is required to be disclosed in the Registration Statement (and the prospectus included therein) by the applicable rules, regulations and guidelines of the SEC.

                           (c)      In connection with the registration of
Registrable Securities under the Securities Act, Seller shall:

                                    (i)     prepare and file with the SEC a
Registration Statement on the appropriate form with respect to such Registrable Securities and use its commercially reasonable best efforts to cause such Registration Statement to become effective as soon as practicable after such filing;

                                    (ii) prepare and file with the SEC such
amendments and supplements (including post-effective amendments and supplements) to the Registration Statement covering such Registrable Securities and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement until such time as all of the Registrable Securities registered thereunder have been disposed of in accordance with the intended method of disposition by Purchaser;

                                    (iii) furnish to Purchaser of such
Registrable Securities registered under the Securities Act such number of copies of a prospectus and preliminary prospectus in conformity with the requirements of the Securities Act, and such other documents as Purchaser may reasonably request, in order to facilitate the public sale or other disposition of such Registrable Securities;

                                    (iv) notify Purchaser of such Registrable
Securities if, at any time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, any event shall have occurred as a result of which the prospectus then in use with respect to such Registrable Securities would include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made or for any other reason it shall be necessary to amend or supplement such prospectus in order to comply with the Securities Act, and prepare and furnish to Purchaser a reasonable number of copies of a supplement to or an amendment of such prospectus which will correct such statement or omission or effect such compliance;

                                    (v) use its commercially reasonable best
efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as Purchaser shall reasonably request, to keep such registrations and qualifications in effect for so long as the Registration Statement referred to in paragraph 6.1(c)(i) above remains in effect, and to do any and all other acts and things which may be necessary or desirable to enable Purchaser to consummate the public sale or other disposition in each such jurisdiction of such Registrable Securities owned by Purchaser; provided, however, that Seller will not be required to (A) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph 6.1(c)(v) or (B) consent to general service of process in any such jurisdiction;

                                    (vi) keep the Purchaser informed of Seller's
best estimate of the earliest date on which such Registration Statement or any post-effective amendment or supplement thereto will become effective and promptly notify Purchaser of the following: (A) when such Registration Statement or any post-effective amendment or supplement thereto becomes effective or is approved, (B) of the issuance by any competent authority of any stop order suspending the effectiveness or qualification of such Registration Statement or the prospectus then in use or the initiation or threat of any proceeding for that purpose, and
(C) of the suspension of the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction;

                                    (vii) cooperate with Purchaser, give
Purchaser and its counsel and accountants, such access to its books and records and such opportunities to discuss the business of Seller with its officers and independent public accountants as shall be necessary to enable them to conduct a reasonable investigation within the meaning of the Securities Act; and

                                    (viii) pay all costs and expenses incident
to the performance and compliance by Seller with the provisions of this Section 6.1, including without limitation, (A) all registration and filing fees, (B) all printing expenses, (C) all fees and disbursements of counsel and independent public accountants for Seller, including, without limitation, the entire expense of any special audits required by the rules and regulations of the SEC, (D) all blue sky fees and expenses (including fees and expenses of counsel in connection with blue sky surveys) and (E) the cost of distributing prospectuses in preliminary and final form as well as any supplements thereto; expressly excluding, however, commissions relating to the Registrable Securities sold and the fees and expenses of counsel for Purchaser. Seller shall (i) not later that the third business day following the Initial Closing or the Second Closing, as the case may be, prepare and file with Nasdaq an additional shares listing application covering the shares of Common Stock issuable upon conversion of the Shares and exercise of the Warrants, (ii) take all steps after the Initial Closing or the Second Closing, as the case may be, necessary to cause such Securities to be approved for listing on Nasdaq (as well as on any other national securities exchange or market on which the Common Stock is then listed) as soon as possible thereafter, and (iii) provide to Purchaser evidence of such listing. Seller shall maintain the listing of its Common Stock on such exchange.

                           (d) If (i) the Registration Statement is not (A)
filed with the SEC on or before the Filing Date or (B) declared effective by the SEC on or before the Effectiveness Date (or in the case of delay in the effectiveness of the Registration Statement caused by "plain english" comments on the Registration Statement from the staff of the SEC, the thirtieth (30th) day after the Effectiveness Date), (ii) on any day after the Registration Statement has been declared effective by the SEC (A) sales of the Registrable Securities required to be included on the Registration Statement cannot be made pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, or to register sufficient shares of Common Stock) or (B) the Common Stock is not listed or included for quotation on the Nasdaq Stock Market (Nasdaq SmallCap or Nasdaq National Market), after being so listed or included for quotation, due to events or circumstances within the control of Seller and such condition continues unremedied for fifteen (15) days or (iii) Seller shall otherwise fail to file the Registration Statement (each such event specified in (i), (ii) and (iii) above, an "Event"), then, as partial relief for the damages to Purchaser by reason of any such delay in or reduction of its ability to sell the Registrable Securities (which remedy shall not be exclusive of any other remedies available at law or in equity): (y) Seller shall pay to Purchaser an amount in cash (a "Registration Delay Payment") equal to two percent (2%) of the product of (I) the number of Shares held by Purchaser and (II) $100, multiplied by the sum of:
(i) the number of months (prorated for partial months) after the end of the Effectiveness Date and prior to the date the Registration Statement is declared effective by the SEC; provided, however, that there shall be excluded from such period any delays which are solely attributable to changes required by Purchaser in the Registration Statement with respect to information relating to Purchaser,
(ii) the number of months (prorated for partial months) that sales cannot be made pursuant to the Registration Statement after the Registration Statement has been declared effective and (iii) the number of months (prorated for partial months) that the Common Stock is not listed or included for quotation on the Nasdaq or that trading thereon is halted after the Registration Statement has been declared effective; and (z) the Conversion Price (as defined in the Certificate of Amendment) of the Shares and the Exercise Price (as defined in the Warrant Agreement) shall be decreased 2% on the date of such Event and shall be decreased an additional 2% as of each monthly anniversary of the date of such Event. Seller shall pay any required Registration Delay Payment to Purchaser in cash on the last business day of each month during which an Event has occurred and is continuing. In the event Seller fails to make a Registration Delay Payment in a timely manner, such Registration Delay Payment shall bear interest at the rate of 2.0% per month (prorated for partial months) until paid in full.

                           (e) (i) Seller will indemnify and hold harmless
Purchaser and each person, if any, who Controls (as defined below) Purchaser from and against any and all losses, claims, damages, liabilities and legal and other expenses (including costs of investigation) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made, except to the extent that such losses, claims, damages, liabilities or expenses are caused by any such untrue statement or omission or alleged untrue statement or omission included in reliance upon and in conformity with information furnished to Seller in writing by such seller expressly for use therein.

As used in this paragraph 6.1(e)(i) and in paragraph 6.1(e)(ii) below, a person "Controls" another person if such first person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such second person, whether through the ownership of voting securities, by contract, or otherwise.

                                    (ii) It shall be a condition to the
obligation of Seller to effect a registration of Registrable Securities under the Securities Act pursuant hereto that Purchaser indemnify and hold harmless Seller and each person, if any, who Controls Seller to the same extent as the indemnity from Seller in the foregoing paragraph, but only with reference to information included in reliance upon and in conformity with information furnished to Seller in writing by Purchaser expressly for use in the Registration Statement, any prospectus or preliminary prospectus contained therein or any amendment or supplement thereto; provided, however, that in the absence of fraud the aggregate amount of claims for which Purchaser may be liable under this paragraph 6.1(e)(ii) shall not exceed the Purchase Price paid by Purchaser for the Securities.

                                    (iii) In case any claim shall be made or any
proceeding (including any governmental investigation) shall be instituted involving any indemnified party in respect of which indemnity may be sought pursuant to this paragraph (e), such indemnified party shall promptly notify the indemnifying party in writing of the same; provided that failure to notify the indemnifying party shall not relieve it from any liability it may have to an indemnified party otherwise than under this paragraph (e). The indemnifying party, upon request of the indemnified party or parties, shall retain one counsel reasonably satisfactory to the indemnified party or parties to represent the indemnified party or parties in such proceeding and shall pay the reasonable fees and disbursements of such counsel. In any such claim or proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (A) the indemnifying party shall have failed to retain counsel for the indemnified party as aforesaid, (B) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel or
(C) representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate in the opinion of counsel to such indemnified party due to actual or potential conflicts of interest between such indemnified party and any other party represented by such counsel in such proceeding; provided that Seller shall not be liable for the fees and disbursements of more than one counsel for all indemnified parties. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  6.2 Restrictive Legend. Purchaser acknowledges and agrees that each certificate representing the Shares and any shares of Common Stock issuable upon conversion thereof will (unless the securities evidenced by such certificate shall have been registered under the Securities Act) be stamped or otherwise imprinted with a legend in substantially the following form (in addition to any additional legend required under applicable state securities laws):

"THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS (COLLECTIVELY, THE "SECURITIES LAWS") AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES LAWS COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL FOR THE HOLDER OF THESE SECURITIES, REASONABLY SATISFACTORY TO THE ISSUER, TO THE EFFECT THAT SUCH SALE, TRANSFER, ASSIGNMENT OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH SECURITIES LAWS."

                  Neither the Securities nor any shares of Common Stock issuable upon conversion or exercise thereof shall contain the legend set forth above (or any other legend) (i) at any time while a registration statement is effective under the Securities Act covering such security, (ii) if in the written opinion of counsel to Seller experienced in the area of United States securities laws (the form and substance of which opinion shall be customary for opinions of counsel in comparable transactions), such legend is not required under applicable requirements of the Securities Act (including judicial interpretations and pronouncements issued by the staff of the SEC) or (iii) if such Securities may be sold pursuant to Rule 144(k). Seller agrees that it will provide Purchaser, upon request, with a certificate or certificates representing such Securities, free from such legend at such time as such legend is no longer required hereunder. If such certificate or certificates had previously been issued with such a legend or any other legend, Seller shall, upon request, receive such certificate or certificates free of any legend. Seller may not make any notation on its records or give instruction to any transfer agent of Seller which enlarge the restrictions set forth above.

                  6.3 Restriction on Conversion by Purchaser. Notwithstanding anything herein, or in the Certificate of Amendment or the Warrant Agreement to the contrary, in no event shall Purchaser have the right to (i) convert the Shares or (ii) exercise the Warrants if, as a result of such conversion or exercise, the aggregate number of shares of Common Stock beneficially owned by such Purchaser and its affiliates would exceed 9.99% of the outstanding shares of the Common Stock following such exercise. For purposes of this Section 6.3, beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act. The provisions of this Section 6.3 may be waived by Purchaser as to itself (and solely as to itself) upon not less than 65 days prior written notice to Seller, and the provisions of this Section 6.3 shall continue to apply until such 65th day (or later, if stated in the notice of waiver). Nothing in this Section 6.3 shall be deemed to limit or otherwise affect Seller's right to compel the involuntary conversion of the Shares or the involuntary exercise of the Warrants in accordance with the provisions of the Certificate of Amendment and the Warrant Agreement.

                  7.       MISCELLANEOUS

                           7.1      Expenses.  Except as otherwise expressly set
forth herein, each party will pay all of its own expenses in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

                           7.2      Further Assurance.  Purchaser and Seller
covenant and agree to take any and all such further action and to execute, acknowledge and deliver such instruments, documents and agreements as any other party hereto may reasonably request to effectuate, consummate or confirm the transactions contemplated hereby.

                           7.3      Amendment and Waiver.  This Agreement may be
amended only in a writing signed by all parties hereto. Any provision of this Agreement may be waived by the party entitled to the benefit thereof only in a writing executed by the party against whom such waiver is sought to be enforced; provided, however, that, with the exception of any waiver that would have an adverse affect on the economic terms of the Securities, the holders of a majority of the Shares may waive any provision for the benefit of holders of such Shares, which waiver shall be binding on all holders of Shares. No waiver shall be deemed a waiver of any other provision of this Agreement, and no waiver of a breach hereunder shall be deemed a waiver of any other or subsequent breach of this Agreement.

                           7.4      Notice.  All notices, demands and other
communications to be given or delivered hereunder shall be in writing and will be deemed to have been given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) to the addresses indicated below or to such other addresses as the parties may specify on notice as herein provided:

                           If to Purchaser:

                           LB I Group Inc.
                           3 World Financial Center

                           New York, New York  10285
                           Attention:  Mr. Kevin Genirs
                           Telecopier:  (212) 526-2198


                           If to Seller:

                           Chromatics Color Sciences International, Inc.
                           5 East 80th Street
                           New York, New York  10021-0109
                           Attention:  Ms. Darby S. Macfarlane
                                       Chairman and Chief Executive Officer
                           Telecopier: (212) 717-6675

                           With a copy to:

                           Patterson, Belknap, Webb & Tyler LLP
                           1133 Avenue of the Americas
                           New York, New York  10036
                           Attention:  Jeffrey E. LaGueux, Esq.
                           Telecopier:  (212) 336-2222


                  7.5 Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Purchaser will not be entitled to assign any of its rights and obligations hereunder to any third party without the prior written consent of Seller which may be granted or withheld in the sole and absolute discretion of Seller.

                  7.6 Severability. Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

                  7.7 Captions. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement and all provisions of this Agreement will be enforced and construed as if no captions had been used in this Agreement.

                  7.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which need not contain signatures of more than one party, but all such counterparts taken together will constitute one and the same instrument. Signatures may be exchanged by telecopy, with original signatures to follow. Each party to this Agreement agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signatures of the other parties to this Agreement.

                  7.9 Governing Law. This Agreement shall be governed by, construed and enforced in accordance with the laws of the State of New York, without reference to the choice of law provisions thereof.

                  7.10 Seniority; Exclusivity. Except for the shares of Class A Preferred Stock, no class of equity securities of Seller will be senior to the Preferred Stock in right of dividends or other payment, whether upon liquidation, dissolution or otherwise. Seller shall not issue and sell any Preferred Stock, other than to Purchaser pursuant to this Agreement, without the prior written consent of Purchaser.

                  7.11 Broker Fees. Except for the fees payable by Seller to Lehman Brothers International, no fees or commissions or similar payments with respect to the transactions contemplated by this Agreement, the Warrant Agreement or the Certificate of Amendment have been paid or will be payable by Seller to any broker, financial advisor, finder, investment banker, or bank. Purchaser shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other persons for fees of a type contemplated in this Section 7.11 that may be due in connection with the transactions contemplated by this Agreement, the Warrant Agreement or the Certificate of Amendment. As compensation for Purchaser's services in connection with the financing contemplated herein, Seller will pay to Purchaser, at each of the Initial Closing and the Second Closing, if any, (i) a fee equal to 7% of the Purchase Price of the Shares sold, which fee shall be payable in cash or, at Seller's option, (ii) a fee equal to 5% of the Purchase Price of the Shares sold plus 50,000 warrants, such warrants having the same terms and conditions as the Warrants to be issued pursuant to the Warrant Agreement. In addition, Seller will reimburse upon demand for Purchaser's reasonable expenses (including reasonable fees and expenses of counsel) incurred in connection with the financing contemplated herein, subject to a maximum reimbursement of $10,000 for each of the Initial Closing and the Second Closing, if any, respectively.

                  7.12 Press Releases. From and after the date of the Initial Closing, Seller and Purchaser shall consult with each other in issuing any press releases or otherwise making public statements with respect to the transactions contemplated hereby and neither party shall issue any such press release or otherwise make any such public statement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed, except that no prior consent shall be required if such disclosure is required by law (or recommended by corporate counsel to fulfill the disclosure obligations of the disclosing party), in which such case the disclosing party shall provide the other party with prior notice of such public statement.

                  7.13 No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other person.



                  [Remainder of page intentionally left blank]

                  IN WITNESS WHEREOF, the parties hereto have caused this Preferred Stock Purchase Agreement to be executed and delivered on their behalf as of the day and year first above written.


                                     CHROMATICS COLOR SCIENCES
                                     INTERNATIONAL, INC.

                                     By: /s/ Darby S. Macfarlane
                                         ---------------------------------------
                                         Darby S. Macfarlane
                                         Chairman and Chief Executive Officer



                                     LB I GROUP INC.


                                     By: /s/ Steven Berkenfeld
                                         ---------------------------------------
                                         Steven Berkenfeld
                                         Senior Vice President

                             Exhibits and Schedules
                             ----------------------


       Exhibit A          Certificate of Designation
       Exhibit B          Warrant Agreement
       Schedule 1.2       Allocation of Shares and Warrants
       Schedule 3.3       Outstanding Options and Other Dilutive Securities
       Schedule 3.9       Litigation
       Schedule 3.16      Registration Rights

Schedule 1.2


Name of Purchaser                                  Number of        Number of        Purchase
                                                    Shares          Warrants          Price
                                                    ------          --------          -----
A.       Initial Closing

         LB I Group Inc.                            40,000           220,690        $4,000,000
         3 World Financial Center
         New York, New York  10285

B.       Second Closing

         LB I Group Inc.                            40,000           220,690        $4,000,000
         3 World Financial Center
         New York, New York  10285

Schedule 3.3      Capital Stock

         Seller maintains a stock option plan entitled "1992 Stock Option Plan". Seller may grant up to 4,500,000 shares of Common Stock pursuant to the 1992 Stock Option Plan, as amended. The 1992 Stock Option Plan permits grants to employees, consultants and certain other professionals who provide services to Seller. As of June 14, 1998, options for 3,223,999 shares of Common Stock were issued and outstanding.

         At June 14, 1998, warrants to purchase 478,273 shares of Common Stock at $1.67 per share were outstanding. These warrants, issued to a placement agent in previous years in connection with equity financings, expire as follows: (i) 124,299 warrants issued on January 6, 1995 expire January 6, 2002; 408 warrants issued on March 13, 19995 expire March 13, 2002; (iii) 93,628 warrants issued on May 4, 1995 expire on May 4, 2002; and (iv) 259,938 warrants issued on June 8, 1995 expire on June 8, 2002.

         On December 31, 1998, Seller's Board of Directors adopted a Shareholders' Rights Plan (the "Plan"). Under the Plan, each shareholder will receive a dividend of one right for each share of Seller's outstanding Common Stock (a "Right") subject to the terms of the rights agreement between Seller and its transfer agent. Each Right will entitle the holder to purchase one one-hundredth of a share of Seller's Class B Series 1 Preferred Stock at an initial exercise price of $28.00 per share. If a person (other than an existing shareholder or pursuant to any pre-approved acquisition) becomes a 20% owner in Seller, all Rights holders, other than such person, will be entitled to purchase shares of Seller's stock at a discount price. If Seller is acquired in a merger after such an acquisition, all Rights holders except the buyer will be entitled to purchase stock in the buyer at the discount. The distribution of Rights was made on January 11, 1999 to shareholders of record of Common Stock on that date and shares of Common Stock that are newly issued after that date will also carry Rights until the Rights become detached from the common stock. The Rights will expire on January 11, 2009.

         The Class A Preferred Stock has voting rights equivalent to each share of Common Stock and is convertible into 0.979 shares of Common Stock if (i) Seller's earnings (pre-tax income before interest expense) for any two consecutive calender years ending on December 31, 200 exceed $20,000,000 or (ii) the closing bid price of the Common Stock has been at least $31.11 on 30 consecutive trading days at any time ending on December 31, 2000. Such shares of Class A Preferred Stock shall otherwise be called for redemption during 120 days following December 31, 2000 at $.01 per share plus any declared but unpaid dividends.

         On April 15, 1999, Seller issued an aggregate of $5,000,000 14% senior convertible debentures due April 15, 2002 in a private placement. The outstanding principal amount of the debentures, together with accrued interest thereon, is convertible into shares of Common Stock of Seller, at a conversion price of $5.00, subject to the anti-dilution provisions stated therein. Pursuant to the terms of the private placement, Seller is required to file a registration statement for all shares of Common Stock of Seller issuable upon conversion of the outstanding principal amount of and accrued interest on the debentures and to use its best efforts to cause such registration statement to be effective.

Schedule 3.9      Litigation

         Three putative class actions were commenced against Seller and certain of its officers and directors in the Southern District of New York. The first two commenced in June 1998 and are captioned L.F. Monk v. Chromatics Color Sciences International, Inc., et. al, C.A. No. 98 CV 4111 and Daniel R. Marquis
v. Chromatics Color Sciences International, Inc., et. al., C.A. No. 98 CV 4335. The third action was commenced in August 1998 and is captioned Joseph Grunberg
v. Chromatics Color Sciences International, Inc., et. al., C.A. No. 98 CV 5646. The three actions were consolidated by the court and the consolidated complaint is now captioned In re Chromatics Color Sciences International, Inc., Consolidated Matter File No. 98 Civ. 411 (SHS).

         Plaintiffs purport to bring the consolidated action on behalf of all purchasers of the Common Stock of Seller, between July 30, 1997 and June 9, 1998, seeking damages for the alleged violation by defendants of Section 10(b) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78j(b), and Rule 10b-5 promulgated thereunder, 17 C.F.R. Section 240 10b-5, and pursuant to Section 20(a) of the Securities Exchange Act of 1934, 15 U.S.C. Section 78t(a), with respect to the individual named defendants as "controlling persons." The consolidated complaint alleges that Seller "embarked upon a scheme" to inflate the price of Seller's Common Stock by making false and misleading statements concerning: (i) the new and innovative nature of Seller's ColorMate(Registered) TLc-BiliTest(Trademark) System; (ii) the market size and revenue potential of the ColorMate(Registered) TLc-BiliTest(Trademark) System; and (iii) the existence and status of negotiations with potential distributors of the ColorMate(Registered) TLc-BiliTest(Trademark) System.

Schedule 3.16     Registration Rights

         On April 15, 1999, Seller issued an aggregate of $5,000,000 14% senior convertible debentures due April 15, 2002 in a private placement. The outstanding principal amount of the debentures, together with accrued interest thereon, is convertible into shares of Common Stock of Seller. Pursuant to the terms of the private placement, Seller is required to file a registration statement for all shares of Common Stock of Seller issuable upon conversion of the outstanding principal amount of and accrued interest on the debentures and to use its best efforts to cause such registration statement to be effective.

                                                                       Exhibit A

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                Under Section 805 of the Business Corporation Law

                                ----------------

                  It is hereby certified that:

                  FIRST:   The name of the corporation (the "Corporation") is
CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

                  SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on March 30, 1984. The Corporation was formed under the name Chromatics International, Inc.

                  THIRD: The Certificate of Incorporation of the Corporation, as heretofore amended, is hereby further amended to fix the relative rights, preferences and limitations with respect to the Class B Preferred Stock of the Corporation.

                  FOURTH:  To accomplish the foregoing,

                  (i) Paragraph D of Article FOURTH of the Certificate of Incorporation of the Corporation is amended to add a new Section 3 thereof to read in full as follows:

"3.      Class B Series 2 Preferred Stock:

         (1) The Corporation has authorized the creation of a series of Class B Preferred Stock to be designated "Class B Series 2 Convertible Preferred Stock" (the "Class B Convertible Preferred Stock").

         (2) The number of shares constituting the Class B Convertible Preferred Stock shall be fixed at 80,000. The Class B Convertible Preferred Stock shall have no par value.

         (3) The shares of Class B Convertible Preferred Stock shall, with respect to the distribution of assets on liquidation, dissolution or winding up of the Corporation, rank (i) senior and prior to the common stock, $.001 par value (the "Common Stock"), of the Corporation and any other class or series of capital stock of the Corporation hereafter issued, the terms of which specifically provide that shares of such class or series shall rank junior to shares of Class B Convertible Preferred Stock (collectively, the "Junior Securities"), (ii) on a parity with any other class or series of capital stock of the Corporation hereafter issued, the terms of which specifically provide that shares of such class or series shall rank on a parity with the shares of Class B Convertible Preferred Stock (collectively, the "Parity Securities") and (iii) junior to the Class A Convertible Preferred Stock and any other class or series of capital stock of the Corporation hereafter issued, the terms of which specifically provide that shares of such class or series shall rank senior to shares of Class B Convertible Preferred Stock (collectively, the "Senior Securities").

         (4) The holders of shares of Class B Convertible Preferred Stock shall not be entitled to any voting rights other than those provided by law. However, so long as any shares of Class B Convertible Preferred Stock are outstanding, the Corporation shall not and shall cause its subsidiaries not to, without the affirmative vote of the holders of a majority of the shares of the Class B Convertible Preferred Stock then outstanding, (a) alter or change adversely the absolute or relative powers, preferences or rights given to the Class B Convertible Preferred Stock, (b) alter or amend this Certificate of Amendment,
(c) authorize or create any class of stock ranking as to dividends or distribution of assets upon a liquidation or otherwise senior to the Class B Convertible Preferred Stock, (d) amend its Certificate of Incorporation, bylaws or other charter documents so as to affect adversely any rights of any holders of Class B Convertible Preferred Stock, (e) increase the authorized number of shares of Class B Convertible Preferred Stock or (f) enter into any agreement with respect to the foregoing.

         (5) Except as set forth in Section 7 hereof, the holders of shares of Class B Convertible Preferred Stock shall not be entitled to receive dividends with respect thereto.

         (6) (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, before any distribution or payment shall be made to the holders of outstanding Junior Securities, including, but not limited to, the Common Stock, the holders of outstanding shares of Class B Convertible Preferred Stock shall be entitled to receive, out of the assets of the Corporation at the time legally available therefor, in exchange for their shares of Class B Convertible Preferred Stock an amount in cash equal to $100.00 per share of Class B Convertible Preferred Stock, together with all accrued but unpaid dividends thereon, on a pari passu basis with the rights of the holders of any Parity Securities; provided, however, that the holders of the Class B Convertible Preferred Stock and any outstanding Parity Securities shall not be entitled to receive such preferential liquidation payments until the preferential liquidation payments on all outstanding Senior Securities have been paid in full. If, upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the assets of the Corporation available therefor shall be insufficient to permit the payment in full to the holders of outstanding shares of Class B

Convertible Preferred Stock of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of this clause (a), the entire assets of the Corporation thus distributable shall be distributed among the holders of outstanding shares of Class B Convertible Preferred Stock and any Parity Securities ratably, in proportion to the full amounts to which such holders would otherwise be entitled if such assets were sufficient to permit payment in full.

         (b) Upon any such voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after the payment in full to the holders of outstanding shares of Class B Convertible Preferred Stock and any Parity Securities of the preferential liquidation amounts to which they are then entitled pursuant to the provisions of clause (a) above, the holders of outstanding shares of Class B Convertible Preferred Stock shall not be entitled to participate in any further distributions made to the holders of the Common Stock or any other class of Senior Securities or Junior Securities.

         (c) At the option of the holders of a majority of the issued and outstanding Class B Convertible Preferred Stock, the sale of all or substantially all of the assets of the Corporation or the merger of the Corporation with or into another corporation shall be deemed to be a dissolution, liquidation or winding up of the Corporation.

         (7) (a) On the third anniversary of the date of initial issuance of the shares of Class B Convertible Preferred Stock (the "Redemption Date"), and provided the Corporation has not delivered a timely Extension Notice (as hereinafter defined), all of the outstanding shares of Class B Convertible Preferred Stock shall be subject to mandatory redemption by the Corporation for a purchase price payable in cash equal to $115.00 per share (such amount is hereinafter referred to the "Redemption Amount").

         (b) From and after the Redemption Date, unless (i) default shall be made by the Corporation on the Redemption Date in providing funds for the payment of the Redemption Amount payable, or (ii) the Corporation, in its sole discretion, has notified the holders of the shares of Class B Convertible Preferred Stock by written notice delivered at least thirty (30) days prior to the Redemption Date (the "Extension Notice") of its election to extend the Redemption Date to the fifth anniversary of the date of initial issuance of the shares of Class B Convertible Preferred Stock (the "Extended Redemption Date"), all rights of the holders of the shares of Class B Convertible Preferred Stock surrendered for redemption, except the right to receive the Redemption Amount in respect of such shares, shall cease and terminate. The redemption of the shares of Class B Convertible Preferred Stock upon the Redemption Date shall take place at the principal place of business of the Corporation. On the Redemption Date, the Corporation shall tender the Redemption Amount by check, subject to collection, against receipt of the certificate or certificates representing the shares of Class B Convertible Preferred Stock being redeemed.

         (c) If the Redemption Date has been extended to the Extended Redemption Date by timely delivery by the Corporation of the Extension Notice to each of the holders of the shares of Class B Convertible Preferred Stock then outstanding, on the Extended Redemption Date all of the outstanding shares of Class B Convertible Preferred Stock shall be subject to mandatory redemption by the Corporation for a purchase price payable in cash equal to $115.00 per share, together with all accrued but unpaid Extension Dividends (as hereinafter defined) (such amount is hereinafter referred to the "Extended Redemption Amount"). The "Extension Dividends" shall be the aggregate amount of dividends accrued and owing on the Class B Convertible Preferred Stock, which shall be paid at the rate of $8.00 per share per annum (computed on the basis of the actual number of days elapsed over a year of 365 days), shall accrue beginning on the day after the Redemption Date and shall be cumulative whether or not declared. From and after the Extended Redemption Date, unless default shall be made by the Corporation on the Extended Redemption Date in providing funds for the payment of the Extended Redemption Amount payable, all rights of the holders of the shares of Class B Convertible Preferred Stock surrendered for redemption, except the right to receive the Extended Redemption Amount in respect of such shares, shall cease and terminate. The redemption of the shares of Class B Convertible Preferred Stock upon the Extended Redemption Date shall take place at the principal place of business of the Corporation. On the Extended Redemption Date, the Corporation shall tender the Extended Redemption Amount by check, subject to collection, against receipt of the certificate or certificates representing the shares of Class B Convertible Preferred Stock being redeemed.

         (8) (a) Subject to the provision for adjustment set forth below, each share of the Class B Convertible Preferred Stock, plus the aggregate amount of all accrued but unpaid Extension Dividends, shall be convertible at the option of the holder thereof at any time after the date hereof, into a number of shares of Common Stock equal to the then effective Conversion Ratio (as hereinafter defined). As used herein, "Conversion Ratio," determined as of any date, shall equal the number of shares of Common Stock into which one share of Class B Convertible Preferred Stock is convertible pursuant to this Section 8, which shall be determined by dividing $100.00, plus the amount of all accrued but unpaid Extension Dividends per share, by the then effective Conversion Price (as defined below). The "Conversion Price" shall be $7.25 for the shares of Class B Convertible Preferred Stock issued on the date of initial issuance of shares of Class B Convertible Preferred Stock (the "Issue Date") and shall be subject to adjustment as provided in Section 8(d). For all shares of Class B Convertible Preferred Stock issued subsequent to the Issue Date the "Conversion Price" shall be the lower of (i) $7.25 and (ii) the average of the closing bid prices of the Common Stock over the five consecutive trading days ending on the date immediately prior to the date of the issuance of such shares, in either case subject to adjustment as provided in Section 8(d). The Conversion Ratio shall be subject to adjustment as provided in Section 8(d).

         (b) The Corporation shall at all times reserve and keep available for issuance upon the conversion of Class B Convertible Preferred Stock, free from any preemptive rights or any other actual contingent purchase rights of persons other than the holders of Class B Convertible Preferred Stock, such number of shares of its authorized but unissued shares of Common Stock as will from time to time be necessary to permit the conversion of all outstanding shares of Class B Convertible Preferred Stock, together with all accrued but unpaid dividends thereon, into shares of Common Stock, and shall take all action required to increase the authorized number of shares of Common Stock if necessary to permit the conversion of all outstanding shares of Class B Convertible Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly and validly authorized, fully paid, nonassessable and freely tradeable.

         (c) (i) Conversion of Class B Convertible Preferred Stock may be effected by any holder thereof upon the surrender to the Corporation at the offices of the Corporation of certificates representing Class B Convertible Preferred Stock to be converted, accompanied by a written notice stating that such holder elects to convert all or a specified portion of such Class B Convertible Preferred Stock in accordance with the provisions of this Section 8 and specifying the name or names in which such holder wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall pay the issue and transfer taxes that may be payable in respect of any issue or delivery of shares of Common Stock on conversion of Class B Convertible Preferred Stock pursuant hereto. As promptly as practicable, and in any event within two business days after the surrender of such certificates representing Class B Convertible Preferred Stock and the receipt of such notice relating thereto, the Corporation shall deliver or cause to be delivered (i) certificates representing the number of validly issued, fully paid and nonassessable shares of Common Stock to which the holder of Class B Convertible Preferred Stock being converted shall be entitled and (ii) if less than all of the shares represented by the surrendered certificates are being converted, a new certificate representing the number of shares of Class B Convertible Preferred Stock which remains outstanding upon such partial conversion. Such conversion shall be deemed to have been made at the close of business on the date of giving such notice so that the rights of the holder thereof as to Class B Convertible Preferred Stock being converted shall cease except for the right to receive shares of Common Stock in accordance herewith, and the persons entitled to receive shares of Common Stock shall be treated for all purposes as having become the record holder of such shares of Common Stock at such time.

         (ii) If the Corporation fails to deliver to the holder such certificate or certificates pursuant to this Section 8, including for purposes hereof, any shares of Common Stock to be issued on account of accrued but unpaid dividends hereunder, on or prior to the third trading day after the date the holder surrenders to the Corporation the certificates to be converted (the "Delivery Date"), in addition to all other remedies that such holder may pursue hereunder or otherwise, the Corporation shall pay to such holder in cash, as liquidated damages and not as a penalty, $1,000 per day (increasing to $5,000 per day after the fifth trading day after the Delivery
Date) until such certificates are delivered. If the Corporation fails to deliver to the holder such certificate or certificates pursuant to this Section 8 prior to the 15th day after the Delivery Date the Corporation shall, at the holder's option, (i) redeem from funds legally available therefor at the time of such redemption, such number of shares of Preferred Stock then held by such holder, as requested by such holder and (ii) pay all accrued but unpaid dividends on account of the Class B Convertible Preferred Stock for which the Corporation shall have failed to issue Common Stock certificates hereunder, in cash. If such holder opts to redeem any number of shares of Preferred Stock pursuant to this
Section 8(c)(ii), then the Corporation shall immediately redeem, from funds legally available therefor at the time of such redemption, such number of shares of Class B Convertible Preferred Stock then held by such holder, as requested by such holder. The redemption price shall be equal to the sum of (A) the aggregate of all accrued but unpaid dividends, plus (B) the number of shares of Class B Convertible Preferred Stock then held by such holder multiplied by (1) the average closing price of the Corporation's Common Stock for the five trading days immediately preceding the Delivery Date multiplied by (2) the Conversion Ratio calculated on the Delivery Date. If the holder has requested that the Corporation redeem shares of Class B Convertible Preferred Stock pursuant to this Section 8(c)(ii) and the Corporation fails for any reason to pay the redemption price referenced above within seven days after such notice is deemed delivered pursuant to Section 8(c)(ii), the Corporation will pay interest on the redemption price at a rate of 15% per annum in cash to such holder, accruing from such seventh day until the redemption price and any accrued interest thereon is paid in full. Nothing herein shall limit a holder's right to pursue actual damages for the Corporation's failure to deliver certificates representing shares of Common Stock upon conversion within the period specified herein (including, without limitation, damages relating to any purchase of shares of Common Stock by such holder to make delivery on a sale effected in anticipation of receiving certificates representing shares of Common Stock upon conversion, such damages to be in an amount equal to (A) the aggregate amount paid by such holder for the shares of Common Stock so purchased minus (B) the aggregate amount of net proceeds, if any, received by such holder from the sale of the shares of Common Stock issued by the Corporation pursuant to such conversion), and such holder shall have the right to pursue all remedies available to it at law or in equity (including, without limitation, a decree of specific performance and/or injunctive relief).

         (iii) In addition to any other rights available to the holder, if the Corporation fails to deliver to the holder such certificate or certificates pursuant to Section 8(c)(ii) by the Delivery Date and after the Delivery Date the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver to the satisfaction of a sale by such holder of the shares underlying the Class B Convertible Preferred Stock which the holder anticipated receiving on the Delivery Date upon such conversion (a "Buy-In"), then the Corporation shall pay in cash to the holder (in addition to any remedies available to or elected by the holder) the amount by which (A) the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock purchased for a Buy-In exceeds (B) the aggregate Conversion Price for the number of shares of Common Stock in the Buy-In for which such conversion was not timely honored. For example, if the holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 aggregate Conversion Price for the number of shares of Common Stock in the Buy-In, the Corporation shall be required to pay the holder $1,000. The holder shall provide the Corporation written notice indicating the amounts payable to the holder in respect of the Buy-In.

         (d) (i) In the event of any change in the number of issued and outstanding shares of capital stock of the Corporation by reason of any stock split, stock dividend, subdivision, merger, consolidation, recapitalization, combination, conversion or exchange of shares, or any other change in the corporate or capital structure of the Corporation which would have the effect of diluting or otherwise adversely affecting the rights and privileges of the holders of Class B Convertible Preferred Stock under this Section 8, the Conversion Ratio and Conversion Price in effect on the effective date thereof shall be adjusted so that the holder of any shares of Class B Convertible Preferred Stock shall be entitled to receive the number and type of shares of Common Stock or other securities of the Corporation which such holder would have owned or have been entitled to receive after the happening of any of the events described above had such shares of Class B Convertible Preferred Stock been converted into Common Stock immediately prior to the happening of such event or the record date therefor. An adjustment made pursuant to this Section 8(d) shall become effective (x) in the case of any such dividend or distribution to holders of shares of Common Stock entitled to receive such dividend or distribution, or
(y) in the case of such subdivision, merger, consolidation, recapitalization, combination, conversion or exchange, at the close of business on the day upon which such corporate action becomes effective.

         (ii) Except with respect to Excluded Securities (as defined below), in case the Corporation shall issue any shares of Common Stock or Common Stock Equivalents (as defined below) after the Issue Date at a price per share (or having a conversion or exercise price per share) of less than the Conversion Price per share (the "Adjusted Conversion Price"), in each such case the Conversion Price as in effect immediately prior thereto shall be reduced (but not increased) to the Adjusted Conversion Price and the Conversion Ratio shall be recalculated and increased (but not decreased) by dividing $100.00 by the Adjusted Conversion Price. Any adjustment made pursuant to this clause (ii) shall be made on the next business day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (ii), the consideration receivable by the Corporation in connection with the issuance of additional shares of Common Stock or of Common Stock Equivalents since the Issue Date shall be deemed to be equal to (X) in the case the consideration received by the Corporation is cash, the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Common Stock Equivalents plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Common Stock Equivalents, and (Y) in the case the consideration received by the Corporation is other than cash, the fair market value of the consideration received by the Corporation as determined by the good faith judgment of the Board of Directors of the Corporation provided, however, that in the event the holder disagrees in good faith with the determination of the Board of Directors of the Corporation, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the holders of the Class B Convertible Preferred Stock; and provided, further, that the Corporation, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date mentioned above. The issuance or reissuance of any shares of Common Stock or Common Stock Equivalents (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Conversion Price and Conversion Ratio pursuant to this clause (ii) shall not be deemed to constitute an issuance of Common Stock or Common Stock Equivalents by the Corporation to which clause
(i) of this Section 8(d) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Common Stock Equivalents for which an adjustment has been made pursuant to this clause (ii), the adjustments shall forthwith be reversed to effect such Conversion Ratio as would have been in effect at the time of such expiration or termination had such Common Stock Equivalents, to the extent outstanding immediately prior to such expiration or termination, had never been issued. As used herein, "Excluded Securities" shall mean: (i) shares of Common Stock issuable upon conversion of the Class B Convertible Preferred Stock; (ii) shares of Common Stock issuable or issued to employees of or consultants to the Corporation pursuant to the Management Option Plan (as hereinafter defined); (iii) any capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Corporation's capital stock; (iv) shares of Common Stock issuable upon conversion of any Common Stock Equivalents outstanding on the Issue Date, (v) shares of Common Stock issuable upon conversion of the Corporation's Class A Convertible Preferred Stock outstanding on the Issue Date or (vi) Common Stock issued upon the conversion or exercise of Common Stock Equivalents issued after the Issue Date as to which an adjustment to the Conversion

Ratio has been made pursuant to this clause (d) upon the issuance of such Common Stock Equivalents. As used herein, "Common Stock Equivalents" shall mean securities convertible into, or exchangeable or exercisable for, shares of Common Stock of the Corporation. As used herein, the "Management Option Plan" shall mean the Corporation's 1992 Stock Option Plan, as amended.

         (iii) If the Corporation shall set a record date for the holders of its Common Stock for the purpose of entitling them to receive a dividend or other distribution and shall thereafter, and before such dividend or distribution is paid or delivered to stockholders entitled thereto, legally abandon its plan to pay or deliver such dividend or distribution, then no adjustment in the Conversion Ratio or the Conversion Price then in effect shall be made by reason of the taking of such record, and any such adjustment previously made as a result of the taking of such record shall be reversed.

         (e) (i) Unless sooner redeemed or converted in accordance with the provisions of Section 7 hereof or this Section 8 the outstanding shares of Class B Convertible Preferred Stock shall be subject to involuntary conversion at the option of the Corporation, at its sole discretion, in whole but not in part, at any time after six months after the Issue Date, for shares of the Corporation's Common Stock at the Conversion Ratio. The Corporation may effectuate such involuntary conversion on such date (the "Involuntary Conversion Date") provided that the following conditions have been met:

         (A) the Current Market Price (as hereinafter defined) of the Common Stock is equal to or in excess of one hundred and fifty percent (150%) of the Conversion Price for a period of at least ten (10) consecutive trading days; and

         (B) all of the shares of Common Stock into which the Preferred Stock is being converted have been registered under the Securities Act of 1933, as amended, and such registration has been declared effective by the Securities and Exchange Commission, and is effective on such date; and

         (C) the Corporation has a sufficient number of authorized shares of Common Stock reserved for issuance upon full conversion of the Class B Convertible Preferred Stock.

As used herein, "Current Market Price" shall mean for any day, the last sale price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price in the over-the-counter market.

         (ii) Notice of involuntary conversion of outstanding shares of Class B Convertible Preferred Stock shall be sent by or on behalf of the Corporation, postage prepaid, to the holders of record of outstanding shares of Class B Convertible Preferred Stock not less than ten (10) and not more than twenty (20) days prior to the Involuntary Conversion Date.

         (iii) Notice having been so given as provided in clause (ii) above, from and after the Involuntary Conversion Date, unless default shall be made by the Corporation on the Involuntary Conversion Date in issuing the Common Stock issuable upon conversion of the Class B Convertible Preferred Stock pursuant to the Conversion Ratio, all rights of the holders of the shares of Class B Convertible Preferred Stock surrendered for conversion, except the right to receive the Common Stock in respect of such shares, shall cease and terminate. The involuntary conversion of the shares of Class B Convertible Preferred Stock for the Common Stock upon the Involuntary Conversion Date shall take place at the principal place of business of the Corporation. On the Involuntary Conversion Date, the Corporation shall tender such Common Stock against receipt of the certificate or certificates representing the shares of Class B Convertible Preferred Stock being converted.

         (iv) If any portion of the applicable redemption price under Sections 7 or 8 shall not be paid by the Corporation within seven (7) calendar days after the date due, interest shall accrue thereon at the rate of 15% per annum until the redemption price plus all such interest is paid in full (which amount shall be paid as liquidated damages and not as a penalty). In addition, if any portion of such redemption price remains unpaid for more than seven (7) calendar days after the date due, the holder of the Class B Convertible Preferred Stock subject to such redemption may elect, by written notice to the Corporation given within 30 days after the date due, to either (i) demand conversion in accordance with the formula and the time frame therefor set forth in Section 8 of all of the shares of Class B Convertible Preferred Stock for which such redemption price, plus accrued liquidated damages thereof, has not been paid in full (the "Unpaid Redemption Shares"), in which event the Conversion Price for such shares shall be the lower of the Current Market Price of the Corporation's Common Stock on the date such redemption price was originally due and the Current Market Price of the Corporation's Common Stock as of the holder's written demand for conversion, or (ii) invalidate ab initio such redemption, notwithstanding anything herein contained to the contrary. If the holder elects option (i) above, the Corporation shall within five (5) trading days of its receipt of such election deliver to the holder the shares of Common Stock issuable upon conversion of the Unpaid Redemption Shares subject to such holder conversion demand and otherwise perform its obligations hereunder with respect thereto; or, if the holder elects option (ii) above, the Corporation shall promptly, and in any event not later than five (5) trading days from receipt of holder's notice of such election, return to the holder all of the Unpaid Redemption Shares.

         (9) Upon any adjustment of the Conversion Price and the Conversion Ratio then in effect pursuant to the provisions of Section 8, then, and in each such case, the Corporation shall promptly deliver to each of the holders of Class B Convertible Preferred Stock a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation setting forth in reasonable detail the event requiring the adjustment, the method by which such adjustment was calculated and the Conversion Price and Conversion Ratio then in effect following such adjustment. Where appropriate, such notice to the holders of Class B Convertible Preferred Stock may be given in advance. "

                  FIFTH: The foregoing Amendment of the Certificate of Incorporation of the Corporation was authorized by unanimous consent of the Board of Directors of the Corporation.

                                                                       Exhibit B

                                WARRANT AGREEMENT

                  THIS WARRANT AGREEMENT, dated as of June 11, 1999, by and between CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"), and LB I GROUP INC. (Lehman Brothers Group Inc.), a Delaware corporation (the "Warrant Holder").

                               W I T N E S S E T H

                  WHEREAS, the Issuer and the Warrant Holder are parties to the Preferred Stock Purchase Agreement, dated as of the date hereof (as the same may be amended, supplemented or otherwise modified from time to time, the "Stock Purchase Agreement"), pursuant to which the Warrant Holder agreed to purchase shares of Class B Series 2 Convertible Preferred Stock (the "Preferred Stock") from the Issuer; and

                  WHEREAS, in order to induce the Warrant Holder to purchase the Preferred Stock from the Issuer pursuant to the Stock Purchase Agreement, the Issuer has agreed to execute and deliver this Warrant Agreement and to issue to the Warrant Holder the Warrants hereinafter described;

                  NOW, THEREFORE, in consideration of the premises the parties hereto agree as follows:

                  SECTION 1. Definitions. Capitalized terms used herein which are defined in the Stock Purchase Agreement and are not otherwise defined herein shall have the respective meanings given thereto in the Stock Purchase Agreement (regardless of whether such Stock Purchase Agreement shall still be in effect); and the following terms used herein shall have the meanings indicated below, unless the context otherwise requires:

                  "Affiliate" shall have the meaning set forth in Rule 144 adopted by the Commission pursuant to the Securities Act.

                  "Business Day" shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banks in New York, New York are not authorized to conduct business or are required to be closed.

                  "Capital Stock" shall have the meaning specified in Section 2(d) hereof.

                  "Commission" shall mean the Securities and Exchange Commission or any entity succeeding to any or all of its functions.

                  "Common Stock" shall mean the common stock, $.001 par value, of the Issuer.

                  "Contractual Obligation" shall mean, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

                  "Convertible Securities" shall mean any stock or other securities convertible into or exchangeable for shares of Common Stock.

                  "Current Market Price Per Share" shall have the meaning specified in Section 7 hereof.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor federal statute.

                  "Exercise Price" shall mean the exercise price of a Warrant, which shall be (i) with respect to the Warrants issued on the date of the Initial Closing $8.25 per Warrant Share, or, if lower, the Current Market Price Per Share for June 14, 1999 and (ii) with respect to the warrants issued on the date of the Second Closing, if any (which shall be at the option of the Issuer in the circumstances described in
         Section 2.1(b)(iv) of the Stock Purchase Agreement), the Exercise Price of the Warrants issued on the date of the Initial Closing or, if lower, the average of the Current Market Price Per Share over the five consecutive Trading Days ending on the date immediately prior to the date of the Second Closing, in each case subject to adjustment as provided in Section 11 hereof.

                  "Expiration Date" shall mean the five (5) year anniversary of the date of the Initial Closing or, if such day is not a Business Day, the next succeeding Business Day.

                  "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Management Option Plan" shall mean the Issuer's 1992 Stock Option Plan, as in effect on the date hereof, which plan provides for the issuance, upon exercise of the options granted pursuant thereto of up to 4,500,000 shares of Common Stock in the aggregate to the employees of and certain consultants to the Issuer to be designated by the Issuer's Board of Directors.

                  "Management Options" shall mean options granted or issued by the Issuer pursuant to the Management Option Plan.

                  "Person" shall mean any natural person, corporation, partnership, limited liability company, trust or other entity.

                  "Preferred Stock" shall mean the Class B Series 2 Preferred Stock, no par value, of the Issuer.

                  "Requirement of Law" shall mean as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Rights" shall mean any rights to subscribe for or to purchase, or any options or warrants for the purchase of, shares of Common Stock or Convertible Securities. The term "Rights" shall include, without limitation, the Warrants and the Management Options.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor federal statute.

                  "Total Warrants" shall mean 441,380, which is the maximum number of Warrants contemplated under the Stock Purchase Agreement to be issued in connection with the sale of Preferred Stock unless the provisions of the second sentence of Section 3 hereof are applicable.

                  "Trading Day" shall mean a day on which the securities market on which the Common Stock is listed is open for trading.

                  "Warrant" shall mean a warrant issued pursuant to this Warrant Agreement as contemplated under the Stock Purchase Agreement entitling the record holder thereof to purchase from the Issuer at the Warrant Office one share of Common Stock (subject to adjustment as provided in Section 11 hereof) at the Exercise Price at any time before 5:00 P.M. local time on the Expiration Date.

                  "Warrant Certificate" shall mean a certificate evidencing one or more Warrants, substantially in the form of Exhibit A hereto, with such changes therein as may be required to reflect any adjustments made pursuant to Section 11 hereof.

                  "Warrant Office" shall mean the office or agency of the Issuer at which the Warrant Register shall be maintained and where the Warrants may be presented for exercise, exchange, substitution and transfer, which office or agency will be the office of the Issuer at 5 East 80th Street, New York, New York 10021 which office or agency may be changed by the Issuer pursuant to notice in writing to the Persons named in the Warrant Register as the holders of the Warrants.

                  "Warrant Register" shall mean the register, substantially in the form of Exhibit B hereto, maintained by the Issuer at the Warrant Office.

                  "Warrant Shares" shall mean the shares of Common Stock issuable or issued upon exercise of all or any of the Warrants as the number and/or type of such shares may be adjusted from time to time pursuant to Section 11 hereof.


         SECTION 2. Representations and Warranties. The Issuer hereby represents and warrants to the Warrant Holder as follows:

                  (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York has the corporate power and authority to execute and deliver this Warrant Agreement and the Warrant Certificate, to issue the Warrants and to perform its obligations under this Warrant Agreement and the Warrant Certificate.

                  (b) The execution, delivery and performance by the Issuer of this Warrant Agreement and the Warrant Certificate, the issuance of the Warrants and the issuance of the Warrant Shares upon exercise of the Warrants have been duly authorized by all necessary corporate action on the part of the Issuer and do not and will not violate, or result in a breach of, or constitute a default under, or require any consent under, or result in the creation of a lien upon the assets of the Issuer pursuant to, any Requirement of Law or any Contractual Obligation binding upon the Issuer.

                  (c) This Warrant Agreement has been duly executed and delivered by the Issuer and constitutes a legal, valid, binding and enforceable obligation of the Issuer, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity. When the Warrants and Warrant Certificates have been issued as contemplated hereby, (i) the Warrants and the Warrant Certificates will constitute legal, valid, binding and enforceable obligations of the Issuer, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and except as equitable remedies may be limited by general principles of equity (whether such remedies are sought in a proceeding at law or in equity) and (ii) the Warrant Shares, when issued upon exercise of the Warrants in accordance with the terms hereof, will be duly authorized, validly issued, fully paid and nonassessable shares of the Common Stock.

                  (d) As of the date of the Initial Closing immediately after giving effect to the purchase and sale of the Preferred Stock and Warrants on that date (i) the Issuer's capital stock (the "Capital Stock") consists of (a) 1,400,000 shares of Class A preferred stock, par value $.01 per share, of which 1,380,000 shares are issued and outstanding, (b) 10,000,000 shares of Class B preferred stock, no par value, of which (x) 500,000 shares have been designated Class B Series 1 Preferred Stock, par value $.001 per share, of which no shares are issued and outstanding, and (y) 80,000 shares have been designated as Preferred Stock, all of such Preferred Stock will be issued and outstanding upon the consummation of the Second Closing and (c) 50,000,000 shares of Common Stock, of which 15,481,242 shares are issued and outstanding. All issued and outstanding shares of Capital Stock are validly authorized and issued, fully paid and nonassessable and were issued in accordance with the registration or qualification provisions of the Securities Act or pursuant to valid exemptions therefrom.

         SECTION 3. Issuance of Warrants. The Issuer hereby agrees to issue and deliver to the Warrant Holder on the date of the Initial Closing Warrants evidencing rights to purchase 5.51725 shares of Common Stock, subject to adjustment as provided in Section 11 hereof, for each share of Preferred Stock purchased by the Warrant Holder pursuant to the Stock Purchase Agreement on the date of the Initial Closing and at any time on or before 5:00 P.M., New York City time, on the Expiration Date at a price per share equal to the Exercise Price. On the date of the Second Closing, if any (which shall be at the option of the Issuer in the circumstances described in Section 2.1(b)(iv) of the Stock Purchase Agreement), the Issuer hereby agrees to issue to the Warrant Holder on the date of the Second Closing Warrants evidencing rights to purchase 5.51725 shares of Common Stock, subject to adjustment as provided in Section 11 hereof, for each share of Preferred Stock purchased by the Warrant Holder pursuant to the Warrant Agreement on the date of the Second Closing; provided, however, that if the Conversion Price of the Shares issued at the Second Closing is less than $7.25 the number of Warrants issued for each Share sold at the Second Closing shall be adjusted by the number obtained by (i) dividing $4,000,000 by the Conversion Price of the Shares sold at the Second Closing, (ii) multiplying the quotient obtained from such division by .40 and (iii) dividing the product obtained from such multiplication by 40,000. On the date of the Initial Closing and at the Second Closing, if any, simultaneously with the purchase of the Preferred Stock by the Warrant Holder pursuant to the Stock Purchase Agreement, the Issuer shall deliver to the Warrant Holder a Warrant Certificate evidencing the Warrants which the Warrant Holder is entitled to receive at the Initial Closing and the Second Closing, as the case may be, in accordance with the terms hereof.

         SECTION 4. Registration, Transfer and Exchange of Certificates.

                  (a) The Issuer shall maintain at the Warrant Office the Warrant Register for registration of the Warrants and Warrant Certificates and transfers thereof. On the date hereof the Issuer shall register the outstanding Warrants and Warrant Certificates in the name of the Warrant Holder. The Issuer may deem and treat the registered holder(s) of the Warrant Certificates as the absolute owner(s) thereof and the Warrants represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificates made by any Person) for the purpose of any exercise thereof or any distribution to the holder(s) thereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

                  (b) Subject to Section 13 hereof, the Issuer shall register the transfer of any outstanding Warrants in the Warrant Register upon surrender of the Warrant Certificate(s) evidencing such warrants to the Issuer at the Warrant Office, accompanied (if so required by it) by a written instrument or instruments of transfer in form satisfactory to it, duly executed by the registered holder or holders thereof or by the duly appointed legal representative thereof. Upon any such registration of transfer, new Warrant Certificate(s) evidencing such transferred Warrants shall be issued to the transferee(s) and the surrendered Warrant Certificate(s) shall be canceled. If less than all the Warrants evidenced by Warrant Certificate(s) surrendered for transfer are to be transferred, new Warrant Certificate(s) shall be issued to the holder surrendering such Warrant Certificate(s) evidencing such remaining number of Warrants.

                  (c) Warrant Certificates may be exchanged at the option of the holder(s) thereof, when surrendered to the Issuer at the Warrant Office, for another Warrant Certificate or other Warrant Certificates of like tenor and representing in the aggregate a like number of Warrants. Warrant Certificates surrendered for exchange shall be canceled.

                  (d) No charge shall be made for any such transfer or exchange except for any tax or other governmental charge imposed in connection therewith. Except as provided in Section 13(b) hereof, each Warrant Certificate issued upon transfer or exchange shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented for transfer or exchange bore such legend.

         SECTION 5. Mutilated or Missing Warrant Certificates. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Issuer shall issue, in exchange and substitution for and upon cancellation of the mutilated Warrant Certificate, or in lieu of and substitution for the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, but only upon receipt of evidence satisfactory to the Issuer of such loss, theft or destruction of such Warrant Certificate and, if reasonably requested, indemnity satisfactory to it. No service charge shall be made for any such substitution, but all expenses and reasonable charges associated with procuring such indemnity and all stamp, tax and other governmental duties that may be imposed in relation thereto shall be borne by the holder of such Warrant Certificate. Each Warrant Certificate issued in any such substitution shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate for which such substitution was made bore such legend.

         SECTION 6. Duration and Exercise of Warrants.

                  (a) The Warrants evidenced by a Warrant Certificate shall be exercisable in whole or in part by the registered holder thereof on any Business Day at any time from and after the date of the Initial Closing or the Second Closing, as the case may be, and prior to 5:00 P.M. in New York City on the Expiration Date.

                  (b) Subject to the provisions of this Warrant Agreement, upon presentation of the Warrant Certificate evidencing the Warrants to be exercised, with the form of election to purchase on the reverse thereof duly completed and signed by the registered holder or holders thereof, to the Issuer at the Warrant Office, and upon payment of the aggregate Exercise Price for the number of Warrant Shares in respect of which such Warrants are being exercised in lawful money of the United States of America, the Issuer shall issue and cause to be delivered to or upon the written order of the registered holder(s) of such Warrants and in such name or names as such registered holder(s) may designate, a certificate for the Warrant Shares issued upon such exercise of such Warrants. Any Person(s) so designated to be named therein shall be deemed to have become holder(s) of record of such Warrant Shares as of the date of exercise of such Warrants. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Warrant Certificate, shall be delivered to the registered holder within a reasonable time, not exceeding three (3) Business Days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the registered holder and shall be registered in the name of the registered holder or such other name as shall be designated by such registered holder.

                  (c) If less than all of the Warrants evidenced by a Warrant Certificate are exercised at any time, a new Warrant Certificate or Certificates shall be issued for the remaining number of Warrants evidenced by such Warrant Certificate. Each new Warrant Certificate so issued shall bear the legend set forth in Section 13(b) hereof if the Warrant Certificate presented in connection with partial exercise thereof bore such legend. All Warrant Certificates surrendered upon exercise of Warrants shall be canceled.

                  (d) Notwithstanding the foregoing, at any time after the six-month anniversary of the date hereof, the Issuer may, at its sole option, compel the involuntary conversion of all, but not less than all, of the outstanding Warrants into Warrant Shares at the Exercise Price in the event that (i) the Current Market Price Per Share (as hereinafter defined) is equal to or in excess of two hundred percent (200%) of the Exercise Price per Warrant Share for a period of at least twenty consecutive Trading Days, (ii) the Warrant Shares have been registered under the Securities Act pursuant to Section 6.1 of the Stock Purchase Agreement and such registration has been declared effective by the Commission and is effective on such date and (iii) the Issuer has a sufficient number of authorized shares of Common Stock reserved for issuance upon conversion of the Warrants. In the event that the Issuer elects to compel such involuntary conversion of all outstanding Warrants, it shall promptly notify the Warrant Holder of such election at least ten (10) days in advance of the date set forth in such conversion notice whereupon the Warrants shall be deemed converted into shares of Common Stock as of the date set forth in the Issuer's conversion notice.

                  (e) In lieu of physical delivery of the Warrants, provided that Issuer's transfer agent is participating in The Depository Trust Company ("DTC") Shares Fast Automated Securities Transfer ("FAST") program, upon request of the Warrant Holder and in compliance with the provisions hereof, the Issuer shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares to the Warrant Holder by crediting the account of the Warrant Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission system. The time period for delivery described herein shall apply to the electronic transmittals described herein.


         SECTION 7. No Fractional Shares. The Issuer shall not be required to issue fractional shares of Common Stock upon exercise of the Warrants but may pay for any such fraction of a share an amount in cash equal to the Current Market Price per Share of Common Stock of such share multiplied by such fraction. The "Current Market Price Per Share" on any date shall be deemed to be, for any day, the last sale price for the Common Stock on the principal securities exchange on which the Common Stock is listed or admitted to trading, or, if not so listed or admitted to trading on any securities exchange, the last sale price for the Common Stock on the National Association of Securities Dealers National Market System, or, if the Common Stock shall not be listed on such system, the closing bid price of the Common Stock in the over-the-counter market.

         SECTION 8. Payment of Taxes. The Issuer will pay all taxes (other than any applicable income or similar taxes payable by the holders of the Warrants or Warrant Shares) attributable to the initial issuance of Warrant Shares upon the exercise of the Warrants; provided that the Issuer shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue of any Warrant Certificate or any certificate for Warrant Shares in a name other than that of the registered holder of a

Warrant Certificate surrendered upon the exercise of a Warrant, and the Issuer shall not be required to issue or deliver such certificates unless or until the Person or Persons requesting the issuance thereof shall have paid to the Issuer the amount of such tax or shall have established to the satisfaction of the Issuer that such tax has been paid.

         SECTION 9. Reservation and Issuance of Warrant Shares.

                  (a) The Issuer will at all times have authorized, and reserve and keep available for the purpose of enabling it to satisfy any obligation to issue Warrant Shares upon the exercise of the Warrants, the number of shares of Common Stock deliverable upon exercise of all outstanding Warrants.

                  (b) Before taking any action which would cause an adjustment pursuant to Section 11 hereof reducing the Exercise Price below the then par value (if any) of the Warrant Shares issuable upon exercise of the Warrants, the Issuer will take any corporate action which may be necessary in order that the Issuer may validly and legally issue fully paid and nonassessable Warrant Shares at the Exercise Price as so adjusted.

                  (c) The Issuer covenants that all Warrant Shares will, upon issuance in accordance with the terms of this Warrant Agreement, be duly and validly issued, fully paid and nonassessable and free from all taxes with respect to the issuance thereof and from all liens, charges and security interests created (whether by affirmative action or inaction) by the Issuer and shall not have any legends or restrictions on resale, except as required by Section 13(b) hereof.

                  (d) The Issuer shall promptly secure the listing of the shares of Common Stock issuable upon exercise of the Warrants upon the national securities exchange or automated quotation system, if any, upon which shares of Common Stock are then listed (subject to official notice of issuance upon exercise of the Warrants) and shall maintain, so long as any other shares of Common Stock shall be so listed, such listing of all shares of Common Stock from time to time issuable upon the exercise of the Warrants.

         SECTION 10. Obtaining of Governmental Approvals and Stock Exchange Listings. The Issuer will, at its own expense, (a) obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities which may from time to time be required of the Issuer in order to satisfy its obligations hereunder and (b) take all action which may be necessary so that the Warrant Shares, immediately upon their issuance upon the exercise of the Warrants, will be listed on each securities exchange or over-the-counter market, if any, on which the Common Stock is then listed if such listing is permitted by applicable law, regulation or rule.

         SECTION 11. Adjustment of Exercise Price and Number of Warrant Shares Purchasable. Prior to the Expiration Date, the Exercise Price and the number of Warrant Shares purchasable upon the exercise of each Warrant are subject to adjustment from time to time upon the occurrence of any of the events enumerated in this Section 11.

                  (a) In the event that the Issuer shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock in Common Stock, Convertible Securities or other Rights, (ii) split or subdivide the outstanding Common Stock, (iii) combine the outstanding Common Stock into a smaller number of shares, or (iv) issue by reclassification of its Common Stock any shares of Common Stock, Convertible Securities or other Rights, then, in each such event, the number of Warrant Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the holder shall be entitled to receive the kind and number of such shares or other securities of the Issuer which the holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event (or any record date with respect thereto). Such adjustment shall be made whenever any of the events listed above shall occur. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of the event retroactive to the record date, if any, for the event.

                  (b) If at any time, as a result of an adjustment made pursuant to this Section 11, the holder of any Warrant thereafter exercised shall become entitled to receive any shares of the Issuer other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Section 11, and the provisions of this Agreement with respect to the Warrant Shares shall apply on like terms to such other shares.

                  (c) Whenever the number of Warrant Shares purchasable upon the exercise of each warrant is adjusted pursuant to Section 11(a) hereof, the Exercise Price per Warrant Share payable upon exercise of each Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of Warrant Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of Warrant Shares purchasable immediately after such adjustment; provided, however, that in no event shall the Exercise Price be adjusted to an amount which is less than the par value of the Common Stock.

                  (d) In the event of any capital reorganization of the Issuer, or of any reclassification of the Common Stock (other than a reclassification referred to in Section 11(a)(iv) above), or in case of the consolidation of the Issuer with or the merger of the Issuer with or into any other corporation or of the sale of the properties and assets of the Issuer as, or substantially as, an entirety to any other Person, each Warrant shall, after such capital reorganization, reclassification of Common Stock, consolidation, merger or sale, and in lieu of being exercisable for Warrant Shares, be exercisable, upon the terms and conditions specified in this Warrant Agreement, for the number of shares of stock or other securities or assets to which a holder of the number of Warrant Shares purchasable (at the time of such capital reorganization, reclassification of Common Stock, consolidation, merger or sale) upon exercise of such Warrant would have been entitled upon such capital reorganization, reclassification of Common Stock, consolidation, merger or sale; and in any such case, if necessary, the provisions set forth in this Section 11 with respect to the rights thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as they may reasonably be, to any shares of stock or other securities or assets thereafter deliverable on the exercise of the Warrants. The Issuer shall not effect any such consolidation, merger or sale, unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Issuer) resulting from such consolidation or merger or the corporation purchasing such assets or the appropriate corporation or entity shall assume, by written instrument, the obligation to deliver to the holder of each Warrant the shares of stock, securities or assets to which, in accordance with the foregoing provisions, such holder may be entitled and all other obligations of the Issuer under this Warrant Agreement. The provisions of this paragraph (d) shall apply to successive reorganizations, reclassifications, consolidations, mergers and sales.

                  (e) Except with respect to Excluded Securities (as defined below), in case the Issuer shall issue any shares of Common Stock or Convertible Securities after the date hereof at a price per share (or having a conversion or exercise price per share) of less than the Exercise Price per Warrant Share, the Exercise Price per Warrant Share shall be appropriately adjusted by decreasing (but not increasing) the Exercise Price per Warrant Share to such lower price per share. An adjustment made pursuant to clause (a) shall be made the next Business Day following the date on which any such issuance is made and shall be effective retroactively to the close of business on the date of such issuance. For purposes of this clause (e), the consideration receivable by the Issuer in connection with the issuance of additional shares of Common Stock or of Convertible Securities after the date hereof shall be deemed to be equal to (X) in the case the consideration received by the Issuer is cash, the sum of the aggregate offering price (before deduction of underwriting discounts or commissions and expenses payable to third parties, if any) of all such Common Stock and/or Convertible Securities plus the minimum aggregate amount, if any, payable upon conversion, exchange or exercise of any such Convertible

         Securities, and (Y) in the case the consideration received by the Issuer is other than cash, the fair market value of the consideration received by the Issuer as determined by the good faith judgment of the Board of Directors of the Issuer; provided, however, that in the event the Warrant Holder disagrees in good faith with the determination of the Board of Directors of the Issuer, such fair market value shall be determined by a nationally recognized or major regional investment banking firm or firm of independent certified public accountants of recognized standing (an "Appraiser") selected in good faith by the Warrant Holder; and provided, further, that the Issuer, after receipt of the determination by such Appraiser shall have the right to select in good faith an additional Appraiser meeting the same qualifications, in which case the fair market value shall be equal to the average of the determinations by each such Appraiser. The issuance or reissuance of any shares of Common Stock or Convertible Securities (whether treasury shares or newly issued shares) pursuant to a dividend or distribution on, or subdivision, combination or reclassification of, the outstanding shares of Common Stock requiring an adjustment in the Exercise Price per Warrant Share pursuant to clause (a), shall not be deemed to constitute an issuance of Common Stock or Convertible Securities by the Issuer pursuant to which this clause (e) applies. Upon the expiration or termination of any unconverted, unexchanged or unexercised Convertible Securities for which an adjustment has been made pursuant to this clause (e), the adjustments shall forthwith be reversed to effect such Exercise Price per Warrant Share as would have been in effect at the time of such expiration or termination had such Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, had never been issued. For purposes of this clause (e), "Excluded Securities" shall mean: (i) shares of Common Stock issuable upon conversion of the Preferred Stock; (ii) shares of Common Stock issuable or issued to employees of and consultants to the Issuer pursuant to the Management Option Plan; (iii) any capital stock issued as a stock dividend or upon any stock split or other subdivision or combination of shares of the Issuer's capital stock; (iv) shares of Common Stock issuable upon conversion of any Convertible Securities issued prior to the date hereof and outstanding on the date hereof, (v) shares of Common Stock issuable upon conversion of the Issuer's Class A Convertible Preferred Stock outstanding on the date hereof or (vi) Common Stock issued upon the conversion or exercise of Convertible Securities issued after the date hereof as to which an adjustment to the Exercise Price per Warrant Share has been made pursuant to this clause (e) upon the issuance of such Convertible Securities.

                  (f) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

                  (g) If any question shall at any time arise with respect to the adjusted Exercise Price or Warrant Shares issuable upon exercise, such question shall be determined by the independent auditors of the Issuer and such determination shall be binding upon the Issuer and the holders of the Warrants and the Warrant Shares.

         SECTION 12. Notices to the Warrant Holder. Upon any adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to
Section 11 hereof the Issuer shall promptly, but in any event within ten Business Days thereafter, cause to be given to the Warrant Holder, at its address appearing on the Warrant Register by first-class mail, postage prepaid, a certificate signed by its chief financial officer setting forth the Exercise Price as so adjusted and/or the number of shares of Common Stock issuable upon the exercise of each Warrant as so adjusted and describing in reasonable detail the facts accounting for such adjustment and the method of calculation used. Where appropriate, such certificate may be given in advance and included as a part of the notice required to be mailed under the other provisions of this
Section 12.

         In the event:

                  (a) the Issuer shall authorize issuance to all holders of Common Stock of rights or warrants to subscribe for or purchase Capital Stock of the Issuer or of any other subscription rights or warrants; or

                  (b) the Issuer shall authorize a dividend or other distribution to all holders of Common Stock payable in evidences of its indebtedness, cash or assets; or

                  (c) of any consolidation or merger to which the Issuer is a party and for which approval of any stockholders of the Issuer is required, or of the conveyance or transfer of the properties and assets of the Issuer substantially as an entirety, or of any capital reorganization or reclassification or change of the Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); or

                  (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Issuer; or

                  (e) the Issuer shall authorize any other action which would require an adjustment of the Exercise Price or number of Warrant Shares issuable upon exercise pursuant to Section 11 hereof;

then the Issuer shall cause to be given to the Warrant Holder at its address appearing on the Warrant Register, at least twenty (20) Business Days prior to the applicable record date hereinafter specified (or as expeditiously as possible after the occurrence of any involuntary dissolution, liquidation or winding up referred to in clause
(d) above), by first-class mail, postage prepaid, a written notice stating (i) the date as of which the holders of record of Common Stock to be entitled to receive any such rights, warrants or distribution are to be determined, or (ii) the date on which any such consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up is expected to become effective (or has become effective, in the case of any involuntary dissolution, liquidation or winding up), and the date as of which it is expected that holders of record of Common Stock shall be entitled to exchange their shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up. The failure to give the notice required by this Section 12 or any defect therein shall not affect the legality or validity of any distribution, right, warrant, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding up, or the vote upon any action.

         SECTION 13. Restrictions on Transfer.

                  (a) The Warrant Holder represents that it is not acquiring the Warrants (and upon any exercise of the Warrants, each holder represents that it will not be acquiring the Warrant Shares) with a view to any distribution or public offering within the meaning of the Securities Act but subject to any requirement of law that the disposition of its property shall at all times be within its control. The Warrant Holder acknowledges that the Warrant Shares issuable upon exercise of the Warrants have not as of the date hereof been registered under the Securities Act and agrees that it will not sell or otherwise transfer any of its Warrant Shares except upon the terms and conditions specified herein.

                  (b) (i) The Warrant Holder agrees, and each subsequent transferee described in paragraph (ii) below shall agree, that it will not transfer any Warrant Shares except pursuant to an exemption from, or otherwise in a transaction not subject to, the registration requirements of the Securities Act (as confirmed in an opinion of counsel reasonably acceptable to the Issuer to the transferor to the effect that the proposed transfer may be effected without registration under the Securities Act) or pursuant to an effective registration statement under the Securities Act.

                  (ii) Each Warrant Certificate and each certificate for the Warrant Shares (unless the legal opinion delivered in connection therewith is to the effect that the first paragraph of such legend is not required in order to ensure compliance with the Securities Act) shall include a legend in substantially the following form:

         THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS
         CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR

         TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION
         STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A
         TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF
         SUCH ACT.

         IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE 11, 1999, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.


         SECTION 14. Amendments and Waivers. Any provision of this Warrant Agreement may be amended, supplemented, waived, discharged or terminated by a written instrument signed by the Issuer and the holders of a majority of the then outstanding Warrants.

         SECTION 15. Notices.

                  (a) Any notice or demand to be given or made by the holders of the Warrants or the Warrant Shares to the Issuer pursuant to this Warrant Agreement shall be sufficiently given or made if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to the Issuer at the Warrant Office.

                  (b) Any notice to be given by the Issuer to the Warrant Holder shall be sufficiently given if personally delivered, sent by overnight courier or telecopied (in each such case delivery will be effective upon receipt) or mailed by certified mail, postage prepaid, return receipt requested (delivery will be effective three days after the date of mailing) addressed to such holder as such holder's name and address shall appear on the Warrant Register.

         SECTION 16. Binding Effect; Third Party Rights. This Warrant Agreement shall be binding upon and inure to the sole and exclusive benefit of the Issuer, its successors and assigns, the Warrant Holder, the registered holders from time to time of the Warrants and the Warrant Shares.

         SECTION 17. Termination. This Warrant Agreement shall terminate and be of no further force and effect at 5:00 P.M. New York City time on the Expiration Date or the date on which none of the Warrants shall be outstanding (whether by reason of the involuntary conversion thereof or the expiration thereof by the Issuer).

         SECTION 18. Counterparts. This Warrant Agreement may be executed in two or more separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

         SECTION 19. Governing Law. This Warrant Agreement and each Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York without regard to the choice of law provisions thereof.

         SECTION 20. Benefits of this Warrant Agreement. Nothing in this Warrant Agreement shall be construed to give to any Person other than the Issuer and the registered holders of the Warrants and the Warrant Shares any legal or equitable right, remedy or claim under this Warrant Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be duly executed and delivered by their proper and duly authorized officers, as of the date and year first above written.


                                             CHROMATICS COLOR SCIENCES
                                             INTERNATIONAL, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


                                             LB I GROUP INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:

                                                                       EXHIBIT A

                          [FORM OF WARRANT CERTIFICATE]

THE WARRANTS AND UNDERLYING SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER, AN EXEMPTION FROM, OR OTHERWISE IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF SUCH ACT. IN ADDITION, THE WARRANTS AND UNDERLYING SHARES MAY BE TRANSFERRED ONLY IN COMPLIANCE WITH THE CONDITIONS SPECIFIED IN THE WARRANT AGREEMENT, DATED AS OF JUNE 11, 1999, BETWEEN THE ISSUER AND THE INITIAL HOLDER OF THE WARRANTS NAMED THEREIN, A COMPLETE AND CORRECT COPY OF WHICH IS AVAILABLE FOR INSPECTION AT THE PRINCIPAL OFFICE OF THE ISSUER AND WILL BE FURNISHED TO THE HOLDER HEREOF UPON WRITTEN REQUEST AND WITHOUT CHARGE.

                               WARRANT CERTIFICATE

                               Evidencing Warrants
                           to Purchase Common Stock of

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

No. ___-___ Warrants

         This Warrant Certificate certifies that __________________________ _________________________________________, or registered assigns, is the registered holder of ____ Warrants (the "Warrants") to purchase Common Stock, $.001 par value (the "Common Stock"), of CHROMATICS COLOR SCIENCES INTERNATIONAL, INC., a New York corporation (the "Issuer"). Each Warrant entitles the holder, but only subject to the conditions set forth herein and in the Warrant Agreement referred to below, to purchase from the Issuer at any time prior to 5:00 P.M., New York City time at the Warrant Office, on June 14, 2004 or, if such day is not a Business Day, the next succeeding Business Day (the "Expiration Date"), one fully paid and nonassessable share of the Common Stock of the Issuer (the "Warrant Shares") at a price (the "Exercise Price") of $______ per Warrant Share payable in lawful money of the United States of America, upon surrender of this Warrant Certificate, execution of the annexed Form of Election to Purchase and payment of the Exercise Price at the principal place of business of the Issuer (the "Warrant Office"). The Exercise Price and number of Warrant Shares purchasable upon exercise of the Warrants are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement referred to below.

         The Issuer may deem and treat the registered holder(s) of the Warrants evidenced hereby as the absolute owner(s) thereof (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Issuer shall not be affected by any notice to the contrary.

         Warrant Certificates, when surrendered at the Warrant Office by the registered holder hereof in person or by a legal representative duly authorized in writing, may be exchanged, in the manner and subject to the limitations provided in the Warrant Agreement, but without payment of any service charge, for another Warrant Certificate or Warrant Certificates of like tenor evidencing in the aggregate a like number of Warrants.

         Upon due presentment for registration of transfer of this Warrant Certificate at the Warrant Office, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued in exchange for this Warrant Certificate to the transferee(s) and, if less than all the Warrants evidenced hereby are to be transferred, to the registered holder hereof, subject to the limitations provided in the Warrant Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

         This Warrant Certificate is one of the Warrant Certificates referred to in the Warrant Agreement, dated as of June 11, 1999, by and between the Issuer and the Warrant Holder named therein (the "Warrant Agreement"). Said Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Issuer and the holders.

              [The remainder of this page intentionally left blank]

         IN WITNESS WHEREOF, the Issuer has caused this Warrant Certificate to be signed by its duly authorized officers and has caused its corporate seal to be affixed hereunto.


                                             CHROMATICS COLOR SCIENCES
                                             INTERNATIONAL, INC.


                                             By:
                                                 -------------------------------
                                                 Name:
                                                 Title:


(CORPORATE SEAL)


ATTEST:


------------------------
Name:
Title:

                                                                        ANNEX TO
                                                             WARRANT CERTIFICATE

                         [FORM OF ELECTION TO PURCHASE]

                    (To be executed upon exercise of Warrant)

         The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase Warrant Shares and herewith tenders payment for such Warrant Shares to the order of the Issuer in the amount of $__________ in accordance with the terms hereof. The undersigned requests that a certificate for such Warrant Shares be registered in the name of __________________________ whose address is _______________ and that such certificate be delivered to ________________ whose address is ____________________. If said number of Warrant Shares is less than all of the Warrant Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the Warrant Shares be registered n the name of _______________ whose address is _______________________ and that such Warrant Certificate be delivered to
_______________________ whose address is _______________________________.


                                       Signature:
                                                  ------------------------------

         (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate)


                                             Date:
                                                   -----------------------------

                                                                       EXHIBIT B
                                                            TO WARRANT AGREEMENT

                  CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.

Warrant No.                Holder                   Shares Underlying Warrant
-----------                ------                   -------------------------
A-101             LB I Group Inc.                             220,690
                  3 World Financial Center
                  New York, New York  10285